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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                   FORM 8-K/A


                                 CURRENT REPORT


                                AMENDMENT NO. 1


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                OCTOBER 31, 1996

                            ------------------------

                           SPECIALTY PAPERBOARD, INC.

           DELAWARE                        0-20231                 82-0429330
       (State or other             (Commission File Number)      (IRS Employer
jurisdiction of incorporation)                                   Identification
                                                                      No.)

                  161 BRUDIES ROAD, BRATTLEBORO, VERMONT 05302
              (Address of principal executive offices) (Zip Code)

              Registrant's telephone number, including area code:
                                 (802) 257-0365

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The undersigned Company hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated November 13, 1996 as set forth in the pages attached hereto.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


    (a) Financial statements of business as acquired.



    (b) Pro forma financial information.

ITEM 7--FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



    (a) Financial Statements of Business Acquired.



                         INDEX TO FINANCIAL STATEMENTS


                      CPG INVESTORS INC. AND SUBSIDIARIES


                                                                                                               PAGE
                                                                                                             ---------
Report of Independent Accountants..........................................................................        F-2
Consolidated Balance Sheet as of October 31, 1996..........................................................        F-3
Consolidated Statement of Income for the ten months ended October 31, 1996.................................        F-4
Consolidated Statement of Stockholders' Equity for the ten months ended October 31, 1996...................        F-5
Consolidated Statement of Cash Flows for the ten months ended October 31, 1996.............................        F-6
Notes to the Consolidated Financial Statements.............................................................        F-7
Report of Independent Accountants..........................................................................       F-16
Financial Statements:
  Consolidated Balance Sheet as of December 31, 1994 and 1995
    and September 30, 1996 (Unaudited).....................................................................       F-17
  Consolidated Statement of Income and Retained Earnings for the period November 1, 1993 (commencement of operations) to December 26, 1993 and for the years ended December 31, 1994 and 1995, and for the nine
    months ended September 30, 1995 and 1996 (Unaudited)...................................................       F-18
  Consolidated Statement of Cash Flows for the period November 1, 1993 (commencement of operations) to
    December 26, 1993 and for the years ended December 31, 1994 and 1995, and for the nine months ended
    September 30, 1995 and 1996 (Unaudited)................................................................       F-19
  Notes to Consolidated Financial Statements (Information as of September 30, 1996 and for the nine months
    ended September 30, 1995 and 1996 is Unaudited)........................................................       F-20


                      ARCON HOLDINGS CORP. AND SUBSIDIARY


Report of Independent Accountants....................................................       F-30
Consolidated Balance Sheet as of October 31, 1996....................................       F-31
Consolidated Statements of Income and Retained Earnings for the year ended
 October 31, 1996....................................................................       F-32
Consolidated Statement of Cash Flows for the year ended October 31, 1996.............       F-33
Notes to the Consolidated Financial Statements.......................................       F-34
Report of Independent Accountants....................................................       F-42
Consolidated Balance Sheet at October 31, 1995 and 1994 and September 30, 1996
 (unaudited).........................................................................       F-43
Consolidated Statement of Income and Retained Earnings (Deficit) for the year ended
 October 31, 1995, the period from April 14, 1994 (Inception) through October 31,
 1994 and the eleven month periods ended September 30, 1996 and 1995 (unaudited).....       F-44
Consolidated Statement of Cash Flows for the year ended October 31, 1995, the period from April 14, 1994 (Inception) through October 31, 1994 and the eleven month
 periods ended September 30, 1996 and 1995...........................................       F-45
Notes to Consolidated Financial Statements...........................................       F-46

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
  CPG Investors Inc.:

    We have audited the accompanying consolidated balance sheet of CPG Investors Inc. and subsidiaries (the "Company") as of October 31, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the ten months then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CPG Investors Inc. and subsidiaries as of October 31, 1996, and the consolidated results of their operations and their cash flows for the ten months then ended, in conformity with generally accepted accounting principles.

                                                           KPMG PEAT MARWICK LLP

Richmond, Virginia
December 31, 1996

                      CPG INVESTORS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 31, 1996


                         (DOLLAR AMOUNTS IN THOUSANDS)
                            (EXCEPT PER SHARE DATA)



                                      ASSETS
Current assets:
  Cash and cash equivalents........................................................  $     146
  Accounts receivable, less allowances of $397.....................................     11,328
  Inventories......................................................................      8,604
  Income taxes receivable..........................................................        562
  Prepaid expenses.................................................................        269
  Deferred income taxes............................................................      1,194
                                                                                     ---------
      Total current assets.........................................................     22,103
                                                                                     ---------
Property, plant and equipment, net.................................................     20,168
Other assets.......................................................................      1,068
                                                                                     ---------
                                                                                     $  43,339
                                                                                     ---------
                                                                                     ---------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.................................................................  $   5,085
  Current portion of long-term debt................................................      1,750
  Accrued liabilities..............................................................      6,420
                                                                                     ---------
      Total current liabilities....................................................     13,255
                                                                                     ---------
Long-term debt, less current portion...............................................      8,030
                                                                                     ---------
Other liabilities..................................................................      4,152
                                                                                     ---------
Deferred income taxes..............................................................        559
                                                                                     ---------
      Total liabilities............................................................     25,996
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value:
      Class A, nonvoting, 462,814 shares authorized, 460,171 shares outstanding....          5
      Class B, voting, 10,101 shares authorized and outstanding....................         --
      Class C, nonvoting, 104,286 shares authorized and outstanding................          1
  Additional paid-in capital.......................................................      6,547
  Retained earnings................................................................     10,790
                                                                                     ---------
      Total stockholders' equity...................................................     17,343
                                                                                     ---------
                                                                                     $  43,339
                                                                                     ---------
                                                                                     ---------


   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME

                   FOR THE TEN MONTHS ENDED OCTOBER 31, 1996
                         (DOLLAR AMOUNTS IN THOUSANDS)


Net sales..........................................................................  $  78,875
Costs and expenses:
  Cost of goods sold...............................................................     65,662
  Selling and administrative expenses..............................................      5,125
                                                                                     ---------
    Income from operations.........................................................      8,088
Interest expense...................................................................        891
                                                                                     ---------
    Income before income taxes.....................................................      7,197
Income tax expense.................................................................      2,873
                                                                                     ---------
  Net income.......................................................................  $   4,324
                                                                                     ---------
                                                                                     ---------


   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                   FOR THE TEN MONTHS ENDED OCTOBER 31, 1996

                         (DOLLAR AMOUNTS IN THOUSANDS)


                                       COMMON STOCK
                    --------------------------------------------------
                        CLASS A          CLASS B           CLASS C       ADDITIONAL
                    ---------------   --------------   ---------------    PAID-IN     RETAINED     MINIMUM PENSION
                    SHARES   AMOUNT   SHARES  AMOUNT   SHARES   AMOUNT    CAPITAL     EARNINGS   LIABILITY ADJUSTMENT    TOTAL
                    -------  ------   ------  ------   -------  ------   ----------   --------   --------------------   -------
Balance, December
  31, 1995........  405,671   $  4    10,101  $--      104,286   $  1      $4,565     $  6,466          $(156)          $10,880
Net income........    --      --        --     --        --      --         --           4,324        --                  4,324
Exercise of stock
  options.........   54,500      1      --     --        --      --           558        --           --                    559
Tax benefit of
  option
  exercise........    --      --        --     --        --      --         1,424        --           --                  1,424
Minimum pension
  liability
  adjustment......    --      --        --     --        --      --         --           --               156               156
                    -------  ------   ------  ------   -------  ------   ----------   --------          -----           -------
Balance, October
  31, 1996........  460,171   $  5    10,101  $--      104,286   $  1      $6,547     $ 10,790          $  --           $17,343
                    -------  ------   ------  ------   -------  ------   ----------   --------          -----           -------
                    -------  ------   ------  ------   -------  ------   ----------   --------          -----           -------


   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE TEN MONTHS ENDED OCTOBER 31, 1996

                         (DOLLAR AMOUNTS IN THOUSANDS)

Cash provided by (used in) operating activities:
  Net income.......................................................................  $   4,324
  Items not affecting cash:
    Depreciation...................................................................      1,265
    Amortization...................................................................        188
    Deferred income taxes..........................................................        176
    Postretirement benefits........................................................        181
  Changes in operating assets and liabilities:
    Accounts receivable............................................................     (2,137)
    Inventories....................................................................       (371)
    Income taxes receivable........................................................       (360)
    Prepaid expenses...............................................................        134
    Accounts payable...............................................................       (413)
    Accrued liabilities............................................................      2,640
    Other, net.....................................................................       (355)
                                                                                     ---------
      Cash provided by operating activities........................................      5,272
                                                                                     ---------
Cash used in investing activities -- expenditures for property, plant and
  equipment........................................................................     (4,150)
                                                                                     ---------
Cash provided by (used in) financing activities:
    Proceeds from exercise of stock options........................................        559
    Net reduction in revolving debt................................................     (1,365)
    Payments on term debt..........................................................       (750)
                                                                                     ---------
      Cash used in financing activities............................................     (1,556)
                                                                                     ---------
Decrease in cash and cash equivalents..............................................       (434)
Cash and cash equivalents, beginning of period.....................................        580
                                                                                     ---------
Cash and cash equivalents, end of period...........................................  $     146
                                                                                     ---------
                                                                                     ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 1996

1. ORGANIZATION AND ACQUISITION:

    On November 5, 1993, CPG Investors Inc. ("CPG"), through its wholly owned subsidiary, CPG Holdings Inc. ("Holdings"), acquired selected net operating assets of Custom Papers Group Inc. and its subsidiaries from Rexam Inc. ("Rexam"), a wholly owned subsidiary of Rexam plc (the "Acquisition").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of CPG and its wholly owned subsidiaries (collectively, the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.


    ACCOUNTING PERIOD: The accompanying consolidated financial statements are as of and for the ten-month period ended October 31, 1996, when all of the issued and outstanding common stock of the Company was purchased by Specialty Paperboard, Inc. (See note 13.) No adjustments related to this transaction have been reflected in these consolidated financial statements.



    CASH AND CASH EQUIVALENTS: Cash equivalents consists of cash which is temporarily invested in U.S. Government securities with original maturities not exceeding three months as part of the Company's management of day-to-day operating cash receipts and disbursements.


    INVENTORIES: Inventory values include all costs directly associated with making products: materials, labor and manufacturing overhead including certain general and administrative costs at mill locations. Inventory values are presented at the lower of cost or market, with the cost of substantially all inventories determined by the last-in, first-out ("LIFO") cost flow assumption. (See Note 3.)

    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost, less accumulated depreciation. Plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

    Maintenance and repair costs are charged to expense as incurred, and expenditures that increase the capacity, efficiency or useful lives of existing assets are capitalized. When assets are sold or retired, their cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.


    REVENUE RECOGNITION: The Company recognizes revenue from product sales at the time of shipment to the customer.


    INTEREST EXPENSE: The Company capitalizes interest expense as part of the cost of constructing certain facilities and equipment. No interest expense was capitalized in 1996. Interest paid during the ten months ended October 31, 1996 totaled $727,166.


    INCOME TAXES: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    RESEARCH AND DEVELOPMENT EXPENSES: Research and development expenses, which are expensed as incurred, were $1,423,803 for the ten months ended October 31, 1996.

    DEFERRED FINANCING COSTS: The Company capitalized the costs associated with obtaining the necessary financing for its 1993 acquisition. These costs, which totaled $195,371 at October 31, 1996, net of $565,698 of accumulated amortization, are included in other assets on the consolidated balance sheet and are being amortized on a straight-line basis over the terms of the loan commitments provided in the credit agreement.

    BUSINESS SEGMENT INFORMATION: The Company's operations involve a single industry segment--the manufacture and sale of specialty paper products. All operations are located within the United States. Export sales are not significant. Sales to one customer amounted to $11,046,392 (14.0% of net sales) for the ten months ended October 31, 1996. No other individual customer accounted for more than 10% of the Company's net sales during this period.

    RISKS AND UNCERTAINTIES: The Company operates five paper mills--four in the eastern United States and one in the midwest--producing a diversity of specialty paper products. The Company is not dependent on any single customer, group of customers, market, geographic area or supplier of materials, labor or services. The consolidated financial statements include, where necessary, amounts based on judgments of management. These estimates include allowances for doubtful accounts and customer returns, accruals for self-insured medical benefits and workers' compensation insurance, environmental compliance costs, income taxes and determinations of discount and other rate assumptions for pensions and postretirement benefits expenses. Actual results could differ from these estimates.


    STOCK OPTION PLAN: Prior to January 1, 1996, the Company accounted for its stock option plan in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. As this statement only applies to options granted subsequent to December 31, 1994, adoption of this statement did not have a material impact on the Company's consolidated financial statements.


3. INVENTORIES:


    The Company uses the LIFO method of determining the cost of substantially all of its inventories. Under the LIFO method, the most recent additions to inventory are assumed to be the first items of inventory used in production or sold to customers. The Company uses the LIFO method in order to more properly match current costs against current revenues. If inventories were valued using the first-in, first-out method, the inventory amounts would have been approximately $1,306,000 higher than those reported at October 31, 1996. If the FIFO method of inventory valuation had been utilized, reported net income would have been approximately $705,742 lower for the ten months ended October 31, 1996.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

3. INVENTORIES: (CONTINUED)
    Inventories by major category were (in thousands):

Raw materials......................................................  $   3,514
Work-in-process....................................................      1,421
Finished goods.....................................................      4,347
Operating supplies.................................................        628
                                                                     ---------
                                                                         9,910
Subtraction to state inventories at LIFO cost......................     (1,306)
                                                                     ---------
                                                                     $   8,604
                                                                     ---------
                                                                     ---------

4. LONG-TERM DEBT:

    Long-term debt consisted of the following (in thousands):

Revolving loans....................................................  $   1,530
Term loans.........................................................      8,250
                                                                     ---------
                                                                         9,780
Less current portion...............................................     (1,750)
                                                                     ---------
                                                                     $   8,030
                                                                     ---------
                                                                     ---------


    Scheduled maturities for the term loans in the four years after October 31, 1997 are as follows: 1998-- $2,000,000; 1999--$2,000,000; 2000--$2,000,000; and
2001--$500,000.


    Holdings has a credit agreement with two banks which provides for borrowings of up to $13,000,000 under a revolving loan commitment and $8,250,000 under a term loan commitment. Substantially all of the Company's assets are pledged as collateral for borrowings under the credit agreement. The terms of the credit agreement include various covenants which require, among other things, the maintenance of certain financial ratios and a certain minimum net worth, as defined in the agreement. Holdings is not permitted to pay dividends to CPG until its debt to total capital, as defined in the agreement, is reduced to 50% and maintained after any dividend is declared.


    The maximum outstanding borrowings for the ten months ended October 31, 1996 were $13,600,000. The average outstanding borrowings were approximately $11,626,400 for the ten months ended October 31, 1996 and the weighted average interest rate, excluding commitment fees, was 6.75%. Borrowings bear interest which is payable monthly at a defined base rate or LIBOR (5.5% at October 31, 1996), plus 1%, at the Company's option. At October 31, 1996, the weighted average interest rate was 6.73%. There are annual commitment fees of 3/16% on the aggregate loan commitment. The revolving loan commitment is available through November 5, 1998. The term loan commitment requires quarterly principal payments of $250,000 through December 31, 1996 and quarterly principal payments of $500,000 commencing March 31, 1997, with the final payment due December 31, 2000.


    The recorded value of the Company's long-term debt at October 31, 1996 approximates its fair value due to the variable nature of this debt.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

4. LONG-TERM DEBT: (CONTINUED)

    In 1994, in order to reduce its exposure to fluctuations in interest rates on its long term debt, the Company purchased an interest rate collar contract from a bank. The collar contract covered $10,000,000 of the Company's bank debt in 1996. The amount of bank debt covered by the collar contract is reduced to $8,000,000 in 1997 and $6,000,000 in 1998. Pursuant to the agreement, the Company will receive quarterly payments in 1997 and 1998 equal to the amount of debt covered times the amount by which LIBOR exceeds 6.5%. Should LIBOR be less than 4.5% in 1997 and 1998, the Company is obligated to make quarterly payments equal to the amount of debt covered times the amount that LIBOR is less than 4.5%. As LIBOR, for the ten months ended October 31, 1996, ranged from 5.2% to 5.6%, this contract had no impact on the accompanying consolidated statement of income.


    The cost of this contract, totaling $79,404 at October 31, 1996, net of accumulated amortization of $72,596, is included in other assets on the consolidated balance sheet. It is being amortized on a straight-line basis over the life of the contract. The estimated fair value of the collar contract at October 31, 1996 was $27,967 and is based on a market quote obtained from a broker. The Company believes that the risk of loss due to nonperformance by the counterparty to this contract is not significant.

5. SUPPLEMENTAL BALANCE SHEET INFORMATION:

    Property, plant and equipment consisted of the following (in thousands):

Land...............................................................  $   2,093
Buildings..........................................................      2,444
Machinery and equipment............................................     15,392
Construction-in-process............................................      3,754
                                                                     ---------
                                                                        23,683
Less accumulated depreciation......................................      3,515
                                                                     ---------
                                                                     $  20,168
                                                                     ---------
                                                                     ---------

    Accrued liabilities consisted of (in thousands):

Compensation........................................................  $   4,045
Utilities...........................................................        911
Employee benefits...................................................        436
Customer volume discounts...........................................        377
Interest payable....................................................         75
Other...............................................................        576
                                                                      ---------
                                                                      $   6,420
                                                                      ---------
                                                                      ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

6. INCOME TAXES:

    The components of the provision for income taxes were (in thousands):


Current income tax provision:
  Federal...........................................................  $   2,127
  State.............................................................        570
                                                                      ---------
                                                                          2,697
Deferred income tax provision
  Federal...........................................................        141
  State.............................................................         35
                                                                      ---------
                                                                            176
                                                                      $   2,873
                                                                      ---------
                                                                      ---------



    A reconciliation of income tax expense using the statutory federal income tax rate of 34% compared to the Company's actual income tax expense follows (in thousands):



Income tax expense at federal statutory rate........................  $   2,447
Increase resulting from:
  State, net of federal income tax benefit..........................        376
  Other, net........................................................         50
                                                                      ---------
    Income tax expense..............................................  $   2,873
                                                                      ---------
                                                                      ---------


    The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are presented below (in thousands):


Deferred tax assets:
  Postretirement benefits...........................................  $     889
  Pension benefits..................................................        406
  Other employee benefits...........................................      1,099
  Other.............................................................        338
                                                                      ---------
                                                                          2,732
                                                                      ---------
Deferred tax liabilities:
  Property, plant and equipment.....................................      2,097
                                                                      ---------
    Net deferred tax assets.........................................  $     635
                                                                      ---------
                                                                      ---------


    The net current and noncurrent components of the deferred income taxes recognized on the consolidated balance sheet are as follows (in thousands):

Net current assets..................................................  $   1,194
Net noncurrent......................................................       (559)
                                                                      ---------
                                                                      $     635
                                                                      ---------
                                                                      ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

6. INCOME TAXES: (CONTINUED)

    The Company has determined, based on the predecessor company's operating earnings, CPG's operating earnings since its inception and CPG's expectations for the future, that future taxable income of the Company will more likely than not be sufficient to recognize fully these net deferred tax assets. Accordingly, the Company has not recorded a valuation allowance for the net deferred tax assets at October 31, 1996.



    The Company made income tax payments of $1,788,701 for the ten months ended October 31, 1996.


7. RETIREMENT PLANS:


    The Company has a noncontributory defined benefit pension plan for hourly employees covered by collective bargaining agreements. Benefits are based on stated amounts for each year of credited service. The Company's funding policy is consistent with the funding requirements of the Employee Retirement Income Security Act of 1974, as amended. The plan's assets consist principally of equity securities, government and corporate debt securities and other fixed income obligations.


    Net periodic pension cost for the ten months ended October 31, 1996 included the following components (in thousands):

Service cost.........................................................  $     211
Interest cost on projected benefit obligation........................        416
Actual return on plan assets.........................................       (287)
Net amortization and deferral........................................        (41)
                                                                       ---------
    Net periodic pension cost........................................  $     299
                                                                       ---------
                                                                       ---------


    Pension expense is determined using assumptions as of the beginning of each period. The funded status of the pension plan is determined using assumptions as of the end of each period.



    The following table presents the funded status of the Company's pension plan and the net pension liability included in the consolidated balance sheet (in thousands):



Actuarial present value of benefit obligations:
  Vested benefits..................................................  $  (6,552)
  Nonvested benefits...............................................       (494)
                                                                     ---------
    Projected benefit obligation...................................     (7,046)
Fair value of plan assets..........................................      5,505
                                                                     ---------
    Funded status..................................................     (1,541)
Unrecognized net gain..............................................       (110)
Unrecognized prior service cost....................................        630
Additional minimum liability.......................................       (520)
                                                                     ---------
    Net pension liability..........................................  $  (1,541)
                                                                     ---------
                                                                     ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

7. RETIREMENT PLANS: (CONTINUED)

    The assumptions used in accounting for pension cost and the funded status of the plan were as follows:



                                                                                     1995        1996
                                                                                     -----     ---------
Discount rate...................................................................         7.4%       7.75%
Expected long-term return on plan assets........................................         9.0%       9.0%



    Pension expense is determined using assumptions as of the beginning of each period. The funded status of the pension plan is determined using assumptions as of the end of each period.


    Pursuant to the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," the Company recorded in other liabilities an additional minimum pension liability adjustment of approximately $520,000 as of October 31, 1996, representing the amount by which the projected benefit obligation exceeded the fair value of plan assets plus accrued amounts previously recorded. The additional liability has been offset by an intangible asset to the extent of previously unrecognized prior service cost.

    The Company also sponsors qualified defined contribution plans for its salaried and hourly employees. Participation in these plans is voluntary; however, the Company encourages participation by matching 50% of a portion of each employee's voluntary contribution. The Company's expense for the ten months ended October 31, 1996 totaled $118,423.

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

    The Company has benefit plans which provide certain health care and life insurance benefits to eligible employees when they retire. Salaried employees generally become eligible for retiree medical benefits after reaching age 62 with 15 years of service or after reaching age 65. The medical plan for salaried employees provides for an allowance, which must be used towards the purchase of a Medicare supplemental insurance policy, based on a retiree's length of service. The allowance may be adjusted to reflect annual changes in the Consumer Price Index ("CPI"); however, once the initial allowance has doubled, there will be no further increases. Salaried employees hired after January 1, 1993 are not eligible to participate in this retiree medical plan. Upon satisfying certain eligibility requirements, approximately 45% of the hourly employees are eligible upon retirement to receive a medical benefit, which is an allowance to be used toward the purchase of a Medicare supplemental insurance policy and cannot exceed a specified annual amount. The postretirement benefit obligations related to employees who retired prior to the Acquisition were not assumed by the Company and remain the responsibility of Rexam.

    Net periodic postretirement benefits cost for the ten months ended October 31, 1996 included the following components (in thousands):


Service cost.........................................................  $      71
Interest cost on accumulated postretirement benefit obligation.......        113
Net amortizations and deferral.......................................         (2)
                                                                       ---------
  Postretirement benefits cost.......................................  $     182
                                                                       ---------
                                                                       ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS: (CONTINUED)

    The following table sets forth the accumulated postretirement benefit obligation included in other liabilities on the Company's consolidated balance sheet (in thousands):



Accumulated postretirement benefit obligation:
  Fully eligible participants......................................  $    (225)
  Retirees.........................................................       (190)
  Other active plan participants...................................     (1,496)
                                                                     ---------
Accumulated postretirement benefit obligation......................     (1,911)
  Unrecognized net gain............................................       (325)
                                                                     ---------
Accrued postretirement benefit liability...........................  $  (2,236)
                                                                     ---------
                                                                     ---------



    The assumed health care cost trend rate used in measuring future benefit costs was 9%, gradually declining to 6% by 1999 and remaining at that level thereafter. A 1% increase in this annual trend rate would increase the accumulated postretirement benefit obligation at October 31, 1996 by $81,368 and the postretirement benefits expense for the ten months ended October 31, 1996 by less than $11,000. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.4% in 1995 and 7.75% in 1996. The assumed annual increase in the CPI was 3%. Post retirement benefits expense is determined using assumptions as of the beginning of each period. The funded status of the post retirement benefit plan is determined using assumptions as of the end of each period.


9. COMMON STOCK:

    In connection with its organization and the acquisition of its business in 1993, the Company issued 400,000 shares of its Class A common stock for an aggregate consideration of $4,000,000 and 10,000 shares of its Class B common stock for an aggregate consideration of $1,000. In addition, the Company issued 104,286 shares of its Class C common stock to two founders for nominal consideration. In 1994, the Company sold 5,671 shares of Class A common stock and 101 shares of Class B common stock to two customers for an aggregate consideration of $577,190.

    The Class A stockholders have preference over the Class B and Class C stockholders for dividends and other distributions until the Class A stockholders have received distributions aggregating $10 per share. Thereafter, Class B and Class C stockholders are entitled to such distributions until each Class B and Class C stockholder has received $10 per share and thereafter all classes of common stock receive dividends and other distributions at the same rate per share.

10. STOCK OPTION PLAN:


    Certain employees have been granted options to purchase shares of the Class A common stock under a nonqualified stock option plan adopted in December 1993. The exercise price of options granted to employees is the estimated fair value of the Company's Class A common stock at the dates of grant. Options become partially exercisable on the date of the grant and vest ratably over the three years thereafter and expire if not exercised in ten years.



    The Company's stock option plan had 54,500 options outstanding on December 31, 1995 at a weighted average exercise price of $10.25 per option. All 54,500 options were exercised during the ten month period

                      CPG INVESTORS INC. AND SUBSIDIARIES

                                OCTOBER 31, 1996

10. STOCK OPTION PLAN: (CONTINUED)

ended October 31, 1996. The estimated fair value of the options at the time of exercise was approximately $79.00 per option.



11. RELATED PARTY TRANSACTIONS:



    Two of CPG's directors are the principal stockholders of SCI Investors Inc., a privately held corporation which provides management, consulting and financial services to the Company. Payments and expenses for such services for the ten months ended October 31, 1996 totaled $150,294.


    Four of the Company's customers are owned by persons who are stockholders of CPG and, in one case, a director of CPG. Sales to these customers aggregated $4,912,133 for the ten months ended October 31, 1996. Accounts receivable from these customers aggregated $675,549 at October 31, 1996.


    In management's opinion, all related party transactions are conducted under normal business conditions, with no preferential treatment given to related parties.


12. COMMITMENTS, CONTINGENCIES AND OTHER MATTERS:

    LEASES: The Company has commitments under operating leases for certain machinery, equipment and facilities used in various operations. Rental expense was $760,988 for the ten months ended October 31, 1996. As of October 31, 1996, obligations to make future minimum lease payments were as follows (in thousands):

PAYMENTS TO BE MADE IN THE YEARS ENDING OCTOBER 31:
-------------------------------------------------------------------------------------
1997.................................................................................  $     887
1998.................................................................................        735
1999.................................................................................        700
2000.................................................................................        509
2001.................................................................................        283
Thereafter...........................................................................      1,020
                                                                                       ---------
                                                                                       $   4,134
                                                                                       ---------
                                                                                       ---------

    LETTERS OF CREDIT: At October 31, 1996, the Company had outstanding letters of credit of $1,108,000 as collateral for one of its insurance policies.

    CONTINGENCIES: In the ordinary course of conducting business, the Company becomes involved in various environmental issues, investigations and administrative proceedings. While any such investigation or proceeding has an element of uncertainty, the Company believes that the outcome of any pending or threatened claim will not have a material adverse effect on its business or financial condition.

13. SUBSEQUENT EVENT:

    On October 31, 1996, Specialty Paperboard, Inc. ("SPI"), through a subsidiary, purchased all of the issued and outstanding common stock of CPG for approximately $44 million, subject to certain closing adjustments.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Officers and Directors of
CPG Investors Inc.:

    We have audited the accompanying consolidated balance sheet of CPG Investors Inc. and Subsidiaries (the "Company") as of December 31, 1994 and 1995, and the related consolidated statements of income and retained earnings and cash flows for the eight-week period from November 1, 1993 (commencement of operations) to December 26, 1993, and for the years ended December 31, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CPG Investors Inc. and Subsidiaries as of December 31, 1994 and 1995, and the consolidated results of their operations and their cash flows for the eight-week period ended December 26, 1993, and for the years ended December 31, 1994 and 1995 in conformity with generally accepted accounting principles.

    As discussed in Note 3 to the consolidated financial statements, the Company changed its method of accounting for inventories in 1994.

                            COOPERS & LYBRAND L.L.P.

Richmond, Virginia
February 29, 1996,
    except as to Note 13,
    as to which the date is
    August 28, 1996

                      CPG INVESTORS INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------    SEPTEMBER 30,
                                                                                                       1996
                                                                                                 -----------------
                                                                                                    (UNAUDITED)
                                 ASSETS
Current assets:
  Cash and cash equivalents..............................................  $       3  $     580      $       3
  Accounts receivable, less allowances of $492, $378 and $461............     11,153      9,191         11,030
  Inventories............................................................      8,603      8,233          8,317
  Prepaid expenses.......................................................        347        403            307
  Deferred income taxes..................................................        737        716            716
                                                                           ---------  ---------        -------
    Total current assets.................................................     20,843     19,123         20,373
                                                                           ---------  ---------        -------
Property, plant and equipment, net.......................................     14,101     17,283         19,444
                                                                           ---------  ---------        -------
Other assets.............................................................        708        626          1,279
Deferred income taxes....................................................        502        191            135
                                                                           ---------  ---------        -------
                                                                           $  36,154  $  37,223      $  41,231
                                                                           ---------  ---------        -------
                                                                           ---------  ---------        -------
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................................  $   4,520  $   5,498      $   4,520
  Current portion of long-term debt......................................      1,000      1,000          1,750
  Accrued liabilities....................................................      5,645      5,002          5,396
                                                                           ---------  ---------        -------
    Total current liabilities............................................     11,165     11,500         11,666
                                                                           ---------  ---------        -------
Long-term debt...........................................................     13,000     10,895         10,540
                                                                           ---------  ---------        -------
Other liabilities........................................................      3,832      3,948          4,380
                                                                           ---------  ---------        -------
Commitments and contingencies (Note 11)
Stockholders' equity:
Common stock, $.01 par value:
    Class A, nonvoting, 462,814 shares, authorized, 405,671
      outstanding........................................................          4          4              4
    Class B, voting, 10,101 shares authorized and outstanding............         --         --             --
    Class C, nonvoting, 104,286 shares authorized and outstanding........          1          1              1
  Additional paid-in capital.............................................      4,565      4,565          4,565
  Retained earnings......................................................      3,587      6,466         10,140
  Minimum pension liability adjustment...................................         --       (156)           (65)
                                                                           ---------  ---------        -------
                                                                               8,157     10,880         14,645
                                                                           ---------  ---------        -------
                                                                           $  36,154  $  37,223      $  41,231
                                                                           ---------  ---------        -------
                                                                           ---------  ---------        -------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                           FOR THE
                                                            EIGHT      FOR THE YEARS ENDED   FOR THE NINE MONTHS
                                                         WEEKS ENDED       DECEMBER 31,      ENDED SEPTEMBER 30,
                                                         DECEMBER 26,  --------------------  --------------------
                                                             1993        1994       1995       1995       1996
                                                         ------------  ---------  ---------  ---------  ---------
                                                                                                  UNAUDITED
Net sales..............................................   $   13,323   $  95,952  $  95,795  $  72,395  $  69,719

Costs and expenses:
  Cost of goods sold...................................       12,396      82,079     84,419     63,674     58,469
  Selling and administrative expenses..................        1,153       6,169      5,310      4,064      4,330
                                                         ------------  ---------  ---------  ---------  ---------
                                                              13,549      88,248     89,729     67,738     62,799
                                                         ------------  ---------  ---------  ---------  ---------
    Income (loss) from operations......................         (226)      7,704      6,066      4,657      6,920
Interest expense.......................................         (230)     (1,440)    (1,345)     1,037        797
                                                         ------------  ---------  ---------  ---------  ---------
    Income (loss) before income taxes..................         (456)      6,264      4,721      3,620      6,123
Income tax benefit (expense)...........................          167      (2,388)    (1,842)    (1,376)    (2,449)
                                                         ------------  ---------  ---------  ---------  ---------
    Net income (loss)..................................         (289)      3,876      2,879  $   2,244  $   3,674
Retained earnings (deficit), beginning of period.......       --            (289)     3,587      3,587      6,466
                                                         ------------  ---------  ---------  ---------  ---------
      Retained earnings (deficit), end of period.......   $     (289)  $   3,587  $   6,466  $   5,831  $  10,140
                                                         ------------  ---------  ---------  ---------  ---------
                                                         ------------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                         (DOLLAR AMOUNTS IN THOUSANDS)

                                                            FOR THE
                                                          EIGHT WEEKS                         FOR THE NINE MONTHS
                                                             ENDED                            ENDED SEPTEMBER 30,
                                                          DECEMBER 26,                        --------------------
                                                              1993        1994       1995       1995       1996
                                                          ------------  ---------  ---------  ---------  ---------
                                                                                                   UNAUDITED
Cash provided by (used in) operating activities:
  Net income (loss).....................................   $     (289)  $   3,876  $   2,879  $   2,244  $   3,674
  Items not affecting cash:
    Depreciation........................................          144         949      1,184        984      1,303
    Amortization........................................           31         194        225        169        169
    Deferred income taxes...............................       (1,240)         --        428         --         --
    Loss on shutdown of paper machine...................           --         701         --         --         --
    Postretirement benefits.............................           --         210        181         --         --
  Changes in operating assets and liabilities:
    Accounts receivable.................................         (575)       (123)     1,962        936     (1,838)
    Inventories.........................................          917       2,844        370        (89)       (84)
    Prepaid expenses....................................         (125)        (45)       (56)        76         96
    Accounts payable....................................        2,025        (847)       978        715       (978)
    Accrued liabilities.................................        1,461        (317)      (644)    (1,210)       394
  Other, net............................................           74          71       (459)       263       (244)
                                                          ------------  ---------  ---------  ---------  ---------
      Cash provided by operating activities.............        2,423       7,513      7,048      4,088      2,492
                                                          ------------  ---------  ---------  ---------  ---------
Cash used in investing activities:
    Cash paid for certain assets of Custom Papers Group
      Inc., net of liabilities assumed..................      (24,271)         --         --         --         --
    Expenditures for property, plant and equipment......         (431)     (2,888)    (4,366)    (2,868)    (3,464)
                                                          ------------  ---------  ---------  ---------  ---------
  Cash used in investing activities.....................      (24,702)     (2,888)    (4,366)    (2,868)    (3,464)
                                                          ------------  ---------  ---------  ---------  ---------
Cash provided by (used in) financing activities:
    Proceeds from sale of common stock..................        4,000         570         --         --         --
    Proceeds from issuance of long-term debt, net.......       19,358           0         --         --         --
    Net reduction in revolving debt.....................       (1,063)     (4,208)    (1,105)      (250)     1,145
    Payments on term debt...............................                   (1,000)    (1,000)      (750)      (750)
                                                          ------------  ---------  ---------  ---------  ---------
      Cash used in financing activities.................       22,295      (4,638)    (2,105)    (1,000)       395
                                                          ------------  ---------  ---------  ---------  ---------
      Increase (decrease) in cash.......................           16         (13)       577        220       (577)
Cash and cash equivalents, beginning of period..........           --          16          3          3        580
                                                          ------------  ---------  ---------  ---------  ---------
    Cash and cash equivalents, end of period............   $       16   $       3  $     580  $     223  $       3
                                                          ------------  ---------  ---------  ---------  ---------
                                                          ------------  ---------  ---------  ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                      CPG INVESTORS INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND ACQUISITION:

    On November 5, 1993, CPG Investors Inc. ("CPG"), through its wholly-owned subsidiary, CPG Holdings Inc. ("Holdings"), acquired selected net operating assets of Custom Papers Group Inc. and its subsidiaries from Rexam Inc. ("Rexam"), a wholly owned subsidiary of Rexam plc (the "Acquisition").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF CONSOLIDATION: The consolidated financial statements include the accounts of CPG and its wholly owned subsidiaries (collectively the "Company"). All significant intercompany balances and transactions have been eliminated.

    ACCOUNTING PERIOD: In 1994, the Company changed its financial reporting year from a fiscal year ending on the last Sunday in December to a calendar year. The year ended December 31, 1994 consisted of 53 weeks.

    CASH AND CASH EQUIVALENTS: Excess cash is temporarily invested in funds with original maturities not exceeding three months as part of the Company's management of day-to-day operating cash receipts and disbursements.

    INVENTORIES: Inventory values include all costs directly associated with making products: materials, labor and manufacturing overhead including certain general and administrative costs at mill locations. Inventory values are presented at the lower of cost or market, with the cost of substantially all inventories determined by the last-in, first-out ("LIFO") cost flow assumption. (See Note 3.)

    PROPERTY, PLANT AND EQUIPMENT: Property, plant and equipment are stated at cost, less accumulated depreciation. Plant and equipment are depreciated over the estimated useful lives of the assets using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.

    Maintenance and repair costs are charged to expense as incurred, and expenditures that increase the capacity, efficiency or useful lives of existing assets are capitalized. When assets are sold or retired, their cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

    INTEREST EXPENSE: The Company capitalizes interest expense as part of the cost of constructing certain facilities and equipment. No interest expense was capitalized in 1993, 1994 or 1995. Interest paid during 1993, 1994 and 1995 totaled $87,911, $1,262,590 and $1,163,774, respectively.

    INCOME TAXES: Income tax expense is based on reported earnings before income taxes. Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax purposes.

    RESEARCH AND DEVELOPMENT EXPENSES: Research and development expenses, which are expensed as incurred, were $94,070, $1,175,311 and $1,041,129 in 1993, 1994 and 1995, respectively.

    DEFERRED FINANCING COSTS: The Company capitalized the costs associated with obtaining the necessary financing for the Acquisition. These costs, which amounted to $539,009, net of $222,060 of accumulated amortization at December 31, 1994, and $351,767, net of $409,302 of accumulated amortization at December 31, 1995, are included in other assets on the consolidated balance sheet and are being amortized on a straight-line basis over the terms of the loan commitments provided in the credit agreement.

    BUSINESS SEGMENT INFORMATION: The Company's operations involve a single industry segment--the manufacture and sale of specialty paper products. All operations are located within the United States. Export sales are not significant. Sales to one customer amounted to $10,224,409 (10.7% of net sales) in

                      CPG INVESTORS INC. AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
1994 and $11,560,950 (12.1% of net sales) in 1995. No other individual customer accounted for more than 10% of the Company's net sales in 1993, 1994 or 1995.

    RISKS AND UNCERTAINTIES: The Company operates five paper mills--four in the eastern United States and one in the midwest--producing a diversity of specialty paper products. The Company is not dependent on any single customer, group of customers, market, geographic area or supplier of materials, labor or services. The financial statements include, where necessary, amounts based on judgments of management. These estimates include allowances for doubtful accounts and customer returns, accruals for self-insured medical benefits and workers' compensation insurance, environmental compliance costs, income taxes and determinations of discount and other rate assumptions for pensions and postretirement benefits expenses.

3. INVENTORIES:

    In 1994, the Company adopted the LIFO method of determining the cost of substantially all of its inventories. Under the LIFO method the most recent additions to inventory are assumed to be the first items of inventory used in production or sold to customers. The Company uses the LIFO method in order to more properly match current costs against current revenues. If inventories were valued at current costs, the inventory amounts would have been $1,210,642 higher than those reported at December 31, 1994, and $2,482,885 higher than those reported at December 31, 1995. If the FIFO method of inventory valuation had been utilized, reported net income would have been $750,598 higher in 1994 and $788,790 higher in 1995.

    Inventories by major category were (in thousands):

                                                          DECEMBER 31,      SEPTEMBER 30, 1996
                                                      --------------------  ------------------
                                                        1994       1995        (UNAUDITED)
                                                      ---------  ---------  ------------------
Raw materials.......................................  $   3,312  $   4,518      $    3,253
Work-in-process.....................................      1,678      2,057           1,328
Finished goods......................................      4,098      3,570           4,550
Operating supplies..................................        726        571             601
                                                      ---------  ---------         -------
                                                          9,814     10,716           9,732
Subtraction to state inventories at LIFO cost.......     (1,211)    (2,483)         (1,415)
                                                      ---------  ---------         -------
                                                      $   8,603  $   8,233      $    8,317
                                                      ---------  ---------         -------
                                                      ---------  ---------         -------

4. LONG-TERM DEBT:

    Long-term debt consisted of the following (in thousands):

                                                                              DECEMBER 31,
                                                                          --------------------
                                                                            1994       1995
                                                                          ---------  ---------
Revolving loans.........................................................  $   4,000  $   2,895
Term loans..............................................................     10,000      9,000
                                                                          ---------  ---------
                                                                             14,000     11,895
Less current portion....................................................     (1,000)    (1,000)
                                                                          ---------  ---------
                                                                          $  13,000  $  10,895

                      CPG INVESTORS INC. AND SUBSIDIARIES

4. LONG-TERM DEBT: (CONTINUED)
    Scheduled maturities for the term loans in the four years after 1996 are as follows: 1997--$2,000,000, 1998--$2,000,000; 1999--$2,000,000; and
2000--$2,000,000.

    Holdings has a credit agreement with two banks which provides for borrowings of up to $13,000,000 under a revolving loan commitment and $9,000,000 under a term loan commitment. Substantially all of the Company's assets are pledged as collateral for borrowings under the credit agreement. The terms of the credit agreement include various covenants which require, among other things, the maintenance of certain financial ratios and a certain minimum net worth, as defined in the agreement. Holdings is not permitted to pay dividends to CPG until its debt to total capital, as defined in the agreement, is reduced to 50% and maintained after any dividend is declared.

    The maximum outstanding borrowings during 1993, 1994 and 1995 were $20,975,000, $19,491,000 and $15,075,000, respectively. The weighted average outstanding borrowings were $19,758,000 in 1993 $15,158,000 in 1994 and $13,455,000 in 1995 and the weighted average interest rate, excluding commitment fees, was 6.28% in 1993, 7.23% in 1994 and 7.56% in 1995. Borrowings bear interest which is payable monthly at a defined base rate or LIBOR, plus 1%, at the Company's option. At December 26, 1993, the weighted average interest rate was 6.35% , at December 31, 1994 and 1995, the weighted average interest rate was 8.29% and 7.06%, respectively. There are annual commitment fees of 3/16% on the aggregate loan commitment. The revolving loan commitment is available through November 5, 1998. The term loan commitment requires quarterly principal payments of $250,000 through December 31, 1996 and quarterly principal payments of $500,000 commencing March 31, 1997, with the final payment due December 31, 2000.

    The recorded value of the Company's long-term debt at December 31, 1995 approximates its fair value.

    In 1994, in order to reduce its exposure to fluctuations in interest rates, the Company purchased an interest rate collar contract. The collar contract covered $12,000,000 of the Company's bank debt in 1995. The amount of bank debt covered by the collar contract is reduced to $10,000,000 in 1996, $8,000,000 in 1997 and $6,000,000 in 1998. During 1995, pursuant to the agreement, the Company received quarterly payments equal to the amount of debt covered times the amount by which LIBOR exceeded 6.0%. The Company will receive similar payments in 1996 should LIBOR exceed 6% and in 1997 and 1998 if LIBOR exceeds 6.5%. Should LIBOR be less than 4.0% in 1996 or 4.5% in 1997 and 1998, the Company is obligated to make quarterly payments equal to the amount of debt covered times the amount that LIBOR is less than the specified rate. The cost of this financial instrument, which is included in other assets, was $152,000 and, beginning in 1995, is being amortized over a four-year period. The estimated fair value of the collar contract at December 31, 1995 was $42,347. The Company believes that the risk of loss due to nonperformance by the counterparty to this contract is not significant.

                      CPG INVESTORS INC. AND SUBSIDIARIES

5. SUPPLEMENTAL BALANCE SHEET INFORMATION:

    Property, plant and equipment consisted of the following (in thousands):

                                                          DECEMBER 31,      SEPTEMBER 30, 1996
                                                      --------------------  ------------------
                                                        1994       1995        (UNAUDITED)
                                                      ---------  ---------  ------------------
Land................................................  $   1,963  $   2,000      $    2,038
Buildings...........................................      1,814      2,272           2,393
Machinery and equipment.............................     11,113     14,265          15,106
Construction-in-process.............................        277        996           3,460
                                                      ---------  ---------         -------
                                                         15,167     19,533          22,997
Less accumulated depreciation.......................      1,066      2,250           3,553
                                                      ---------  ---------         -------
                                                      $  14,101  $  17,283      $   19,444
                                                      ---------  ---------         -------
                                                      ---------  ---------         -------

    Accrued liabilities consisted of (in thousands):

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------
Compensation...............................................................  $   2,990  $   2,224
Employee benefits..........................................................        873      1,084
Utilities..................................................................        767        770
Customer volume discounts..................................................        628        537
Interest payable...........................................................        115         94
Other......................................................................        272        293
                                                                             ---------  ---------
                                                                             $   5,645  $   5,002
                                                                             ---------  ---------
                                                                             ---------  ---------

6. INCOME TAXES:

    The components of the provision for income taxes were (in thousands):

                                                                             FOR THE YEARS ENDED
                                                              FOR THE EIGHT
                                                               WEEKS ENDED       DECEMBER 31,
                                                              DECEMBER 26,   --------------------
                                                                  1993         1994       1995
                                                              -------------  ---------  ---------
Current income tax provision:
  Federal...................................................    $     906    $   2,042  $   1,108
  State.....................................................          167          346        306
                                                                   ------    ---------  ---------
                                                                    1,073        2,388      1,414
Deferred income tax (benefit) provision.....................       (1,240)      --            428
                                                                   ------    ---------  ---------
                                                                $    (167)   $   2,388  $   1,842
                                                                   ------    ---------  ---------
                                                                   ------    ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

6. INCOME TAXES: (CONTINUED)
    The tax effects of temporary differences that gave rise to the deferred tax assets and liabilities are presented below (in thousands):

                                                                                 DECEMBER 31
                                                                             --------------------
                                                                               1994       1995
                                                                             ---------  ---------
Deferred tax assets:
  Postretirement benefits..................................................  $     718  $     782
  Pension benefits.........................................................        507        556
  Other employee benefits..................................................        704        742
  Other....................................................................        425        497
                                                                             ---------  ---------
                                                                                 2,354      2,577
                                                                             ---------  ---------
Deferred tax liabilities:
  Property, plant and equipment............................................      1,115      1,670
                                                                             ---------  ---------
    Net deferred tax assets................................................  $   1,239  $     907
                                                                             ---------  ---------
                                                                             ---------  ---------

    The net current and noncurrent current components of the deferred income taxes recognized in the balance sheet are as follows (in thousands):

                                                                                   DECEMBER 31
                                                                               --------------------
                                                                                 1994       1995
                                                                               ---------  ---------
Net current assets...........................................................  $     737  $     716
Net noncurrent assets........................................................        502        191
                                                                               ---------  ---------
                                                                               $   1,239  $     907
                                                                               ---------  ---------

    The Company has determined, based on the predecessor company's operating earnings, CPG's operating earnings in 1994 and 1995 and CPG's expectations for the future, that operating income of the Company will likely be sufficient to recognize fully these net deferred tax assets. Accordingly, the Company has not recorded a valuation allowance for the net deferred tax assets.

    The Company made income tax payments of none in 1993, $3,699,838 in 1994 and $1,410,073 in 1995.

    A reconciliation of income tax expense using the statutory federal income tax rate of 34% compared to the Company's actual income tax expense follows (in thousands):

                                                                               FOR THE EIGHT    FOR THE YEARS ENDED
                                                                                WEEKS ENDED         DECEMBER 31,
                                                                               DECEMBER 26,     --------------------
                                                                                   1993           1994       1995
                                                                             -----------------  ---------  ---------
Income tax expense (benefit) at federal statutory rate.....................      $    (155)     $   2,130  $   1,605
Increase resulting from:
  State....................................................................            (18)           228        229
  Other, net...............................................................              6             30          8
                                                                                     -----      ---------  ---------
  Income tax expense (benefit).............................................      $    (167)     $   2,388  $   1,842
                                                                                     -----      ---------  ---------
                                                                                     -----      ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

7. RETIREMENT PLANS:

    The Company has a noncontributory defined benefit pension plan for hourly employees covered by collective bargaining agreements. Benefits are based on stated amounts for each year of credited service. The Company's funding policy is consistent with the funding requirements of ERISA. The plan's assets consist principally of equity securities, government and corporate debt securities and other fixed income obligations.

    Net periodic pension cost included the following components (in thousands):

                                                                               FOR THE YEARS ENDED
                                                              FOR THE EIGHT
                                                               WEEKS ENDED         DECEMBER 31,
                                                              DECEMBER 26,     --------------------
                                                                  1993           1994       1995
                                                            -----------------  ---------  ---------
Service cost..............................................      $      44      $     259  $     231
Interest cost on projected benefit obligation.............             65            352        407
Actual return on plan assets..............................            (12)            88       (701)
Net amortization and deferral.............................            (52)          (435)       320
                                                                      ---      ---------  ---------
    Net periodic pension cost.............................      $      45      $     264  $     257
                                                                      ---      ---------  ---------
                                                                      ---      ---------  ---------

    The assumptions used in accounting for pension cost and the funded status of the plan were as follows:

                                                                              1993         1994         1995
                                                                              -----        -----        -----
Discount rate............................................................         7.0%         8.0%         7.4%
Expected long-term return on plan assets.................................         9.0%         9.0%         9.0%

    Pension expense is determined using assumptions as of the beginning of each year. The funded status of the pension plan is determined using assumptions as of the end of each year. The projected benefit obligation increased by $709,911 as a result of the reduction of the discount rate assumption in 1995.

    The following table presents the funded status of the Company's pension plan and the net pension liability included in the accompanying consolidated balance sheet (in thousands):

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
Actuarial present value of benefit obligations:
  Vested benefits........................................................  $  (4,287) $  (5,649)
  Nonvested benefits.....................................................       (572)      (759)
    Projected benefit obligation.........................................     (4,859)    (6,408)
Fair value of plan assets................................................      3,784      4,808
                                                                           ---------  ---------
    Funded status........................................................     (1,075)    (1,600)
Unrecognized net loss (gain).............................................       (312)       252
Unrecognized prior service cost..........................................         52        139
Additional minimum liability.............................................     --           (391)
                                                                           ---------  ---------
    Net pension liability................................................  $  (1,335) $  (1,600)
                                                                           ---------  ---------
                                                                           ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

7. RETIREMENT PLANS: (CONTINUED)
    Pursuant to the provisions of Statement of Financial Accounting Standards No. 87, "Employers' Accounting for Pensions," the Company recorded in other liabilities an additional minimum pension liability adjustment of $390,771 as of December 31, 1995, representing the amount by which the projected benefit obligation exceeded the fair value of plan assets plus accrued amounts previously recorded. The additional liability has been offset by an intangible asset to the extent of previously unrecognized prior service cost. The amount in excess of previously unrecognized prior service cost is recorded as a reduction of stockholders' equity in the amount of $156,203, representing the after-tax impact.

    The Company also sponsors qualified defined contribution plans for its salaried and hourly employees. Participation in these plans is voluntary; however, the Company encourages participation by matching 50% of a portion of each employee's voluntary contribution. The Company's expense in 1993, 1994 and 1995 totaled $47,674, $271,647 and $276,638, respectively.

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS:

    The Company has plans which provide certain health care and life insurance benefits to eligible employees when they retire. Salaried employees generally become eligible for retiree medical benefits after reaching age 62 with 15 years of service or after reaching age 65. The medical plan for salaried employees provides for an allowance, which must be used toward the purchase of a Medicare supplemental insurance policy, based on a retiree's length of service. The allowance may be adjusted to reflect annual changes in the Consumer Price Index ("CPI"); however, once the initial allowance has doubled, there will be no further increases. Salaried employees hired after January 1, 1993 are not eligible to participate in this retiree medical plan. Upon satisfying certain eligibility requirements, approximately 45% of the hourly employees are eligible upon retirement to receive a medical benefit, which is an allowance to be used toward the purchase of a Medicare supplemental insurance policy and cannot exceed a specified annual amount. The postretirement benefit obligations related to employees who retired prior to the Acquisition were not assumed by the Company and remain the responsibility of Rexam.

    Postretirement benefits expense included the following components (in thousands):

                                                                                FOR THE YEARS ENDED
                                                               FOR THE EIGHT
                                                                WEEKS ENDED         DECEMBER 31,
                                                               DECEMBER 26,     --------------------
                                                                   1993           1994       1995
                                                             -----------------  ---------  ---------
Service cost...............................................      $      10      $      92  $      75
Interest cost on accumulated postretirement benefit
  obligation...............................................             20            118        124
Net amortizations and deferral.............................             --             --        (18)
  Postretirement benefits expense..........................      $      30      $     210  $     181
                                                                       ---      ---------  ---------
                                                                       ---      ---------  ---------

                      CPG INVESTORS INC. AND SUBSIDIARIES

8. POSTRETIREMENT BENEFITS OTHER THAN PENSIONS: (CONTINUED)
    The following table sets forth the accumulated postretirement benefit obligation included in other liabilities in the Company's consolidated balance sheet (in thousands):

                                                                               DECEMBER 30,
                                                                           --------------------
                                                                             1994       1995
                                                                           ---------  ---------
Accumulated postretirement benefit obligation:
  Fully eligible participants............................................  $    (131) $    (224)
  Retirees...............................................................     --           (152)
  Other active plan participants.........................................     (1,305)    (1,533)
                                                                           ---------  ---------
Accumulated postretirement benefit obligation............................     (1,436)    (1,909)
    Unrecognized net gain................................................       (453)      (148)
                                                                           ---------  ---------
      Accrued postretirement benefit liability...........................  $  (1,889) $  (2,057)
                                                                           ---------  ---------
                                                                           ---------  ---------

    The assumed health care cost trend rate used in measuring future benefit costs was 9%, gradually declining to 6% by 1999 and remaining at that level thereafter. A 1% increase in this annual trend rate would increase the accumulated postretirement benefit obligation at December 31, 1995 by $119,000 and the 1995 postretirement benefits expense by less than $19,000. The assumed discount rate used in determining the accumulated postretirement benefit obligation was 7.0% in 1993, 8% in 1994 and 7.4% in 1995. The assumed annual increase in the CPI was 3%.

9. COMMON STOCK:

    In connection with its organization and the acquisition of its business in 1993, the Company issued 400,000 shares of its Class A common stock for an aggregate consideration of $4,000,000 and 10,000 shares of its Class B common stock for an aggregate consideration of $1,000. In addition, the Company issued 104,286 shares of its Class C common stock to two founders for nominal consideration. In 1994, the Company sold 5,671 shares of Class A common stock and 101 shares of Class B common stock to two customers for an aggregate consideration of $577,190.

    The Class A stockholders have preference over the Class B and Class C stockholders for dividends and other distributions until the Class A stockholders have received distributions aggregating $10 per share. Thereafter, Class B and Class C stockholders are entitled to such distributions until each Class B and Class C stockholder has received $10 per share and thereafter all classes of common stock receive dividends and other distributions at the same rate per share.

10. STOCK OPTION PLAN:

    Certain employees have been granted options to purchase shares of Class A common stock under a nonqualified stock option plan adopted in December 1993. The exercise price of options granted to employees is the fair value of the Company's Class A common stock at the dates of grant. Options become partially exercisable on the date of the grant and vest ratably over the three years thereafter and expire if not exercised in ten years.

                      CPG INVESTORS INC. AND SUBSIDIARIES

10. STOCK OPTION PLAN: (CONTINUED)
    The following table is a summary of the option plan:

                                                                               EXERCISE PRICE
                                                                                    PER
                                                          NUMBER OF OPTIONS        OPTION
                                                         -------------------  ----------------
Outstanding on November 1, 1993........................          --
  Granted..............................................          57,000        $        10.00
                                                                 ------
Outstanding on December 26, 1993.......................          57,000
  Granted..............................................           1,000                 15.00
  Exercised............................................          --
  Canceled.............................................          (1,000)                10.00
                                                                 ------
Outstanding on December 31, 1994.......................          57,000
  Granted..............................................           1,500                 17.50
  Exercised............................................          --
  Canceled.............................................          (4,000)          10.00-15.00
                                                                 ------
Outstanding on December 31, 1995.......................          54,500
                                                                 ------
                                                                 ------

    At December 31, 1995, options for 40,000 shares were exercisable and options for 2,643 shares were available for future awards.

11. RELATED-PARTY TRANSACTIONS:

    Two of CPG's directors are the principal stockholders of SCI Investors Inc., a privately held corporation which provides management consulting and financial services to the Company. Payments and expenses for such services during 1993, 1994 and 1995 totaled $16,000, $102,859 and $141,397, respectively. In addition, the Company paid fees of $350,000 to SCI Investors Inc. for its services in negotiating the acquisition of its business and arranging the financing for the acquisition. This fee was allocated to the purchase price of the acquisition and to deferred financing costs.

    Four of the Company's customers are owned by persons who are stockholders of CPG and, in one case, a director of CPG. Sales to these customers aggregated $869,989, $5,006,607 and $4,894,577 in 1993, 1994 and 1995, respectively.
Accounts receivable from these customers aggregated $729,633 at December 31, 1994 and $645,372 at December 31, 1995.

12. COMMITMENTS AND OTHER MATTERS:

    LEASES: The Company has commitments under operating leases for certain machinery, equipment and facilities used in various operations. Rental expense was $146,000 in 1993, $870,377 in 1994 and $922,298 in

                      CPG INVESTORS INC. AND SUBSIDIARIES

12. COMMITMENTS AND OTHER MATTERS: (CONTINUED)
1995. As of December 31, 1995, obligations to make future minimum lease payments were as follows (in thousands):

  PAYMENTS TO BE MADE IN:
----------------------------------------------
  1996........................................                     $     937
  1997........................................                           906
  1998........................................                           754
  1999........................................                           720
  2000........................................                           308
  Thereafter..................................                         1,294
                                                                      ------
                                                                   $   4,919
                                                                      ------
                                                                      ------

    UNUSUAL ITEM: In September 1994, the Company idled one of its paper machines and recorded a provision of $714,869 to adjust the carrying values of the paper machine and related equipment to net realizable values and to recognize the outstanding commitments associated with a lease of certain process control equipment.

    LETTER OF CREDIT: At December 31, 1995, the Company had outstanding letters of credit of $1,108,000 as collateral for one of its insurance policies.

    CONTINGENCIES: In the ordinary course of conducting business, the Company becomes involved in various environmental issues, investigations and administrative proceedings. While any such investigation or proceeding has an element of uncertainty, the Company believes that the outcome of any pending or threatened claim will not have a material adverse effect on its business or financial condition.

13. SUBSEQUENT EVENTS:

    On August 28, 1996, CPG entered into a merger agreement with Specialty Paperboard, Inc. ("SPI") pursuant to which SPI, through a subsidiary, would purchase all of the issued and outstanding common stock of CPG. In connection with this proposed merger, SPI has performed environmental reviews of each of the Company's operations and, as a result, the Company and SPI are evaluating certain matters of concern to SPI. The Company does not believe the results of these evaluations will have a material adverse effect on its business or financial condition.

                              ARCON HOLDINGS CORP.
                                 AND SUBSIDIARY
                       CONSOLIDATED FINANCIAL STATEMENTS
                                OCTOBER 31, 1996
                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
Arcon Holdings Corp.:



We have audited the accompanying consolidated balance sheet of Arcon Holdings Corp. and subsidiary (the Company) as of October 31, 1996, and the related consolidated statements of income and retained earnings and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.



We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



As discussed in notes 1(a) and 14 of the accompanying notes to the consolidated financial statements, on October 31, 1996, the Company was acquired by Specialty Paperboard, Inc. The accompanying consolidated financial statements reflect the financial position, results of operations and cash flows of the Company immediately prior to the acquisition.



In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Arcon Holdings Corp. and subsidiary as of October 31, 1996, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                    KPMG PEAT MARWICK LLP



Jericho, New York
December 20, 1996

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 31, 1996

                                     ASSETS


Current assets:
  Cash.........................................................................  $1,382,207
  Accounts receivable, net of allowance for doubtful accounts of $53,000.......   2,227,859
  Inventories, net.............................................................   2,766,820
  Prepaid expenses and other...................................................      74,068
  Deferred income taxes........................................................      93,215
                                                                                 ----------
      Total current assets.....................................................   6,544,169
Property, plant and equipment, net.............................................   1,188,558
Deferred financing costs, net of accumulated amortization of $443,108..........     386,609
Goodwill, net of accumulated amortization of $2,086,078........................  10,153,906
Deferred income taxes..........................................................      67,948
                                                                                 ----------
      Total assets.............................................................  $18,341,190
                                                                                 ----------
                                                                                 ----------
                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Account payable and accrued expenses.........................................   1,179,289
  Accrued interest payable.....................................................      74,165
  Current portion of long-term debt............................................   1,937,500
  Income taxes payable.........................................................     433,542
                                                                                 ----------
      Total current liabilities................................................   3,624,496

Long-term debt.................................................................   6,134,855
Warrants.......................................................................   1,750,000
Deferred compensation..........................................................     258,582
                                                                                 ----------
      Total liabilities........................................................  11,767,933

Series A preferred stock, $.01 par value, 32,000 shares authorized, 31,945
  shares issued and outstanding................................................   5,204,774
Series B preferred stock, $.01 par value, 6,500 shares authorized, 6,255 shares
  issued and outstanding.......................................................   1,019,122

Stockholders' equity:
  Common stock, $.01 par value, 1,600,000 shares authorized, 41,175 shares
    issued and outstanding.....................................................         412
  Paid-in capital..............................................................     179,588
  Retained earnings............................................................     169,361
                                                                                 ----------
      Total stockholders' equity...............................................   6,573,257
                                                                                 ----------
Commitments
      Total liabilities and stockholders' equity...............................  $18,341,190
                                                                                 ----------
                                                                                 ----------


          See accompanying notes to consolidated financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

             CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS

                          YEAR ENDED OCTOBER 31, 1996


Net sales......................................................................  $28,627,690
Cost of goods sold.............................................................  20,521,631
                                                                                 ----------
        Gross profit...........................................................   8,106,059

Selling, general and administrative expenses...................................   2,038,666
Interest expense...............................................................   1,108,648
Accretion of warrants to fair market value.....................................   1,108,500
Amortization of goodwill and deferred financing costs..........................     992,496
Depreciation and amortization of property, plant and equipment.................     255,996
Management fees................................................................     100,000
                                                                                 ----------
        Total expenses.........................................................   5,604,306
                                                                                 ----------
        Income before provision for income taxes...............................   2,501,753

Provision for income taxes.....................................................   1,314,108
                                                                                 ----------
        Net income.............................................................   1,187,645

Retained earnings, beginning of year...........................................     508,811
Accretion of excess of redemption value of preferred stock over fair value at issuance date................................................................  (1,527,095)
                                                                                 ----------
Retained earnings, end of year.................................................  $  169,361
                                                                                 ----------
                                                                                 ----------


          See accompanying notes to consolidated financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                          YEAR ENDED OCTOBER 31, 1996


Cash flows from operating activities:
  Net income....................................................................  $1,187,645
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...............................................  1,248,492
    Increase in warrant value...................................................  1,108,500
    Deferred compensation.......................................................     51,149
    Recovery of doubtful accounts...............................................    (25,915)
    Deferred income taxes.......................................................    (50,786)
    Changes in operating assets and liabilities:
      Accounts receivable.......................................................   (266,403)
      Inventories, net..........................................................    (45,272)
      Prepaid expenses and other................................................        337
      Accounts payable and accrued expenses.....................................   (523,381)
      Accrued interest..........................................................    (25,278)
      Income taxes payable......................................................    524,342
                                                                                  ---------
          Net cash provided by operating activities.............................  3,183,430
                                                                                  ---------
Cash flows from investing activities:
  Capital expenditures..........................................................   (105,888)
                                                                                  ---------
          Net cash used in investing activities.................................   (105,888)
                                                                                  ---------
Cash flows from financing activities:
  Repayment of long-term debt...................................................  (3,042,068)
  Proceeds from borrowing.......................................................  1,050,000
                                                                                  ---------
          Net cash used in financing activities.................................  (1,992,068)
                                                                                  ---------
Net increase in cash............................................................  1,085,474
Cash at beginning of year.......................................................    296,733
                                                                                  ---------
Cash at end of year.............................................................  $1,382,207
                                                                                  ---------
                                                                                  ---------
Supplemental disclosure of cash flow information:
  Interest paid.................................................................  $1,032,231
                                                                                  ---------
                                                                                  ---------
  Income taxes paid.............................................................  $ 927,131
                                                                                  ---------
                                                                                  ---------


          See accompanying notes to consolidated financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                OCTOBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES

    (A) DESCRIPTION OF BUSINESS


    Arcon Holdings Corp. (Arcon Holdings) and its wholly-owned subsidiary, Arcon Coating Mills, Inc. (Arcon Coating Mills or the Subsidiary), (collectively the Company) is a leading producer of tapes and edge covering materials which are used to bind, reinforce, protect and decorate office and school supply products as well as checkbooks and hard and soft cover books. The Company maintains operating facilities in Oceanside, New York and Springfield, Ohio.



    Arcon Holdings was incorporated on March 17, 1994 for the purpose of acquiring Arcon Coating Mills, Inc. On April 14, 1994, 100% of Arcon Coating Mill's common stock was purchased by Arcon Acquisition Corp., a wholly-owned subsidiary of Arcon Holdings, for a purchase price of $17,349,000. The purchase price exceeded the fair value of the net assets acquired of $4,340,799 by $13,008,201 (as adjusted) and, accordingly, goodwill and certain intangible assets were recorded as of the acquisition date.



    Pursuant to the Stock Purchase Agreement (the Agreement) dated August 28, 1996 by and among Specialty Paperboard Inc. (SPI) and the stockholders of Arcon Holdings, SPI acquired all the outstanding stock of Arcon Holdings as of October 31, 1996 (the Acquisition). The Acquisition is further described in note 14. The accompanying consolidated financial statements of the Company have been prepared immediately prior to the Acquisition and therefore do not reflect the effect of the Acquisition.


    (B) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

    (C) INVENTORIES

    Inventories are reported at the lower of cost or market value, with cost determined using the first-in, first-out, (FIFO) method.

    (D) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of assets as follows: automobiles--5 years; furniture and fixtures--7 years; machinery and equipment--7 years; and building--15 years. Leasehold improvements are amortized over the shorter of the life of the improvement or the lease term.

    (E) GOODWILL AND DEFERRED FINANCING COSTS


    Goodwill arising from the April 14, 1994 acquisition described in note 1(a) is being amortized over 15 years on a straight-line basis.



    Deferred financing costs arising from the acquisition debt are amortized, using the straight-line method, over the life of the underlying indebtedness.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND PRACTICES (CONTINUED)
    (F) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (G) USE OF ESTIMATES


    The accompanying financial statements were prepared in conformity with generally accepted accounting principles which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.


(2) FAIR VALUE OF FINANCIAL INSTRUMENTS


    The carrying value of financial instruments classified as a current asset or current liability are deemed to approximate fair value because of the short maturity of these instruments. The carrying amounts of the Company's long-term financial instruments (namely long-term debt and warrants) at October 31, 1996 represent the amounts they were redeemed at as a result of the Acquisition described in note 14 and are therefore indicative of their fair values of such instruments.


(3) INVENTORIES

    Inventories consist of the following at October 31, 1996:

Raw materials...................................  $1,120,845
Work-in-process.................................  1,529,515
Finished goods..................................    116,460
                                                  ---------
                                                  $2,766,820
                                                  ---------
                                                  ---------

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996

(4) PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following at October 31, 1996:

Land and building...............................  $ 117,433
Machinery and equipment.........................  1,323,909
Leasehold improvements..........................    163,348
Automobiles.....................................    113,527
Furniture and fixtures..........................     78,977
                                                  ---------
                                                  1,797,194
Less accumulated depreciation and
  amortization..................................    608,636
                                                  ---------
                                                  $1,188,558
                                                  ---------
                                                  ---------

(5) DEBT

    Long-term debt consists of the following at October 31, 1996:

Term loan A.....................................  $5,312,500
Term loan B.....................................  2,758,150
Revolving line of credit........................      1,705
                                                  ---------
                                                  8,072,355
Less current portion............................  1,937,500
                                                  ---------
                                                  $6,134,855
                                                  ---------
                                                  ---------

TERM LOAN A

    The term loan A principal is due and payable on the last day in January, April, July and October of each year through January 31, 2000. The quarterly payments are $387,500 through October 31, 1999 with a final payment of $275,000 on January 31, 2000. The note bears interest at the higher of the prime rate or the federal funds effective rate, plus 2%. Such rate was 10.25% at October 31, 1996. Interest is payable on the first day of each month.


    The Company did not make its October 31, 1996 payment of $387,500 in anticipation of the Acquisition described in note 14. The amount of the payment is included in the current portion of long-term debt on the accompanying balance sheet.


TERM LOAN B


    The term loan B principal is due and payable in the amount of $750,000 on July 31, 2000, October 31, 2000, January 31, 2001 and April 30, 2001,
respectively. Interest accrues at a fixed rate of 11.5% and is payable on the first day of each month.



    Term loan B was issued with detachable warrants (note 9) and recorded net of a discount which represented the original fair value of the warrants. The discount is being amortized over the life of the loan.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996

(5) DEBT (CONTINUED)

    The term loans are collateralized by substantially all assets of the Company.



REVOLVING LINE OF CREDIT



    The Company entered into a revolving credit agreement which expires on April 30, 2001. The maximum amount that can be borrowed under this agreement is the lesser of $3,000,000 or 85% of eligible accounts receivable plus 50% of eligible inventory. The line bears interest at the higher of the prime rate or the federal funds effective rate, plus 2%, payable on the first day of each month. In addition, the Company pays commitment fees of .5% on the average daily unused balance. The unused balance under the revolving credit agreement was approximately $3.0 million at October 31, 1996. Borrowing under the revolving credit agreement are collateralized by accounts receivable and inventory.



    The loan agreements contain certain affirmative and negative covenants which include requirements that the Company maintain certain financial ratios and that excess cash flows from operating and other activities, as defined in the agreements, be remitted to the lender.



    The Company has reduced its exposure to changes in the cost of its variable rate borrowing through the use of a base rate cap agreement. This instrument provides, for a three-year period beginning in July 1994, a 10% ceiling on the base interest rate used to calculate interest payments on the first $4.5 million of the Company's term loan A. At October 31, 1996, $11,968 net of accumulated amortization of $49,532 was recorded in deferred financing costs.



    The following is a schedule of aggregate annual principal payments for each of the fiscal years ending October 31:



1997.......................  $1,937,500
1998.......................  1,550,000
1999.......................  1,550,000
2000.......................  1,775,000
2001 and thereafter........  1,501,705
                             ---------
                             8,314,205
Less unamortized              (241,850)
 discount..................
                             ---------
                             $8,072,355
                             ---------
                             ---------

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996

(6) INCOME TAXES

    The provision (benefit) for income taxes for the fiscal year ended October 31, 1996 consists of the following:


Current:
    Federal.....................................  $1,140,700
    State.......................................    224,194
                                                  ---------
                                                  1,364,894
                                                  ---------
Deferred:
    Federal.....................................    (41,581)
    State.......................................     (9,205)
                                                  ---------
                                                    (50,786)
                                                  ---------
                                                  $1,314,108
                                                  ---------
                                                  ---------


    The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory federal income tax rate to pretax income principally as a result of state income taxes and the increase in the warrant value which is not deductible for income tax purposes.

    Deferred tax assets (liabilities) are comprised of the following at October 31, 1996:


Deferred tax assets:
    Inventory reserves....................................................  $  25,023
    Accounts receivable allowances........................................     20,547
    Inventory uniform capitalization adjustment...........................     20,409
    Accruals and deferred compensation....................................    127,100
                                                                            ---------

        Gross deferred tax asset..........................................    193,079
Deferred tax liabilities:
    Fixed asset book basis in excess of tax basis.........................    (31,916)
                                                                            ---------
        Net deferred tax asset............................................  $ 161,163
                                                                            ---------
                                                                            ---------


    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Management believes it is more likely than not the Company will realize the benefits of these deductible difference.


(7) PREFERRED STOCK



    At the time of its acquisition of Arcon Coating Mills, Arcon Holdings sold 31,945, 6,255 and 41,175 shares of Series A preferred stock, Series B preferred stock and Series A common stock, respectively, for $3,194,475, $625,525 and $180,000, respectively.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996


(7) PREFERRED STOCK (CONTINUED)

    Both the Series A preferred stock, which is non-voting, and the Series B preferred stock, which has voting rights, are mandatorily redeemable on April 30, 2001. Such redemption may also occur at the option of the stockholders beginning on October 31, 2000. The redemption price will be determined on the redemption date based on a multiple of adjusted earnings during the Company's preceding fiscal year, and further adjusted based on the Company's cash and debt balances as of the end of the preceding fiscal year.


    The excess of the estimated redemption value over the carrying value of the preferred stock is being accreted by periodic charges to retained earnings through October 31, 2000. During the fiscal year ended October 31, 1996, the carrying value of the Series A and Series B preferred stock was increased by $1,527,095, based upon the present value of the redemption price, as defined in the April 14, 1994 acquisition agreement.


    Holders of both series of preferred stock receive preferential treatment in the case of the dissolution of the Company, with the stock to be purchased by the Company at $100 per share. In addition, no dividends will be paid to the holders of common stock without the affirmative vote of the holders of the Series B preferred stock. No provision for mandatory dividends exists.

    The Series B preferred stock is convertible into common stock, at the option of the holder, at a rate of approximately 23 shares of common stock for each share of preferred stock submitted for conversion. The holders of Series A preferred stock may convert their shares to common stock upon the occurrence of a "conversion event" including the transfer or sale of substantially all of the assets or shares of the Company to an unrelated party.


(8) STOCK OPTIONS



    The Company adopted a stock option plan (the Stock Option Plan) in 1994 which provides that the Company may grant, to certain key employees, incentive stock options or non-qualified stock options at the discretion of the Board of Directors. The Stock Option Plan provides that the aggregate number of shares of common stock issuable pursuant to these options may not exceed 111,000 shares. These options, which are exercisable during the period beginning one year from the date at the grant and ending ten years from the grant date, are exercisable at a price to be determined by the Board of Directors of the Company.



    In April 1994, pursuant to the Stock Option Plan, the Company granted non-qualified stock options to two employees to purchase an aggregate of 72,223 shares of common stock at $.44 per share. Of this amount, 20% of the options vest at the date of grant, 20% vest upon the subsequent three anniversaries of the grant date and 20% vests on October 31, 1997. No options were exercised as of October 31, 1996. Deferred compensation expense of $51,149 was recorded in the fiscal year ended October 31, 1996, based upon the difference between the exercise price and the fair market value, as determined by an independent valuation, of the common stock at the date of grant the number of options vested as of each balance sheet date.


    The conversion rate, dissolution amounts and the number of shares reserved for the Stock Option Plan are subject to change in the event of a stock split, stock dividend or other such dilative occurrence.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996


(9) WARRANTS



    On April 14, 1994, the Company entered into a warrant agreement with the Company's lender whereby the lender could purchase up to 8-12% of the outstanding stock of Arcon Holdings (note 5) for $.01 per share (par value). The warrants expire on April 14, 2004. For a five-year period commencing on April 14, 1999 the lender may also require the Company to purchase the warrants described above at its fair market value on the date of the put. The estimated fair value of the warrants was $1,750,000 at October 31, 1996, based on the amounts that were repurchased as a result of the Acquisition described in note 14.



(10) RELATED PARTY TRANSACTIONS



    The Company paid management fees of $100,000 during the fiscal year ended October 31, 1996, for services provided by a major shareholder of Arcon Holdings.



(11) PROFIT SHARING PLAN


    The Company makes discretionary contributions to the Arcon Profit Sharing Benefit Plan (the Plan), a defined contribution plan. This Plan covers all employees, over the age of 20-1/2, who have completed at least six months of service. Such contributions have been funded to the Plan. Total contributions to the Plan which have been charged to operations were $116,043 for the fiscal year ended October 31, 996.


(12) LEASE COMMITMENTS


    The Company leases an office and manufacturing facility located in Oceanside, New York. The facility lease expires in fiscal 1998 and is renewable thereafter. Total rent expense under this lease was $249,530 for the fiscal year ended October 31, 1996.

    Minimum annual rentals under the facility lease and operating leases for automobiles and equipment for each of the years ending October 31, are as follows:

1997........................  $ 274,758
1998........................    160,392
1999........................      8,644
2000........................      8,644
2001........................      5,043
                              ---------
                              ---------


(13) SIGNIFICANT BUSINESS CONCENTRATIONS



    The Company's principal raw material, Tyvek-Registered Trademark-, is proprietary to a single vendor. Tyvek-Registered Trademark- purchases represented approximately 53% of total raw material purchases of the Company for the fiscal year ended October 31, 1996.



    The Company had sales to one customer which represented approximately 24.5% of total sales for the fiscal year ended October 31, 1996. At October 31, 1996, this customer represented 15% of the total outstanding accounts receivable.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                                OCTOBER 31, 1996


(14) SUBSEQUENT EVENT



    Pursuant to the Agreement dated August 28, 1996 by and among SPI and the stockholders of Arcon Holdings, SPI acquired all the outstanding stock of Arcon Holdings as of October 31, 1996 for a purchase price of $32,000,000. Pursuant to the Agreement and immediately prior to the Acquisition, the non-qualified stock options granted as described in note 8 were vested and exercised. The remaining options issuable under the Stock Option Plan were canceled. Concurrently with the transfer of the purchase price to the stockholders of the Company, the stockholders agreed to repay all amounts owed under the Company's revolver and term loan A and B debt and repurchase and cancel the warrants, as described in notes 5 and 9, respectively. Upon completion of such events, SPI will own all of the outstanding shares and rights to acquire shares of stock of the company.



    Also concurrent with the Acquisition, SPI has agreed to sell the assets and the liabilities of Thomas Tape, a division of the Company, on November 1, 1996 for a $300,000 promissory note to a company formed by the previous general manager of the Thomas Tape division. The carrying value of the division's assets and liabilities have not been adjusted for this sale in the accompanying consolidated financial statements.



    The accompanying consolidated financial statements of the Company have been prepared immediately prior to the Acquisition and, therefore, do not reflect the Acquisition, the exercise of the non-qualified stock options, the related repayment of debt, the repurchase and cancellation of warrants, and an allocation of the purchase price, including acquisition costs, to the net assets of the Company in accordance with Opinion No. 16 of the Accounting Principles Board.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Arcon Holdings Corp.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income and retained earnings (deficit) and of cash flows present fairly, in all material respects, the financial position of Arcon Holdings Corp. and its subsidiary (the "Company") at October31, 1995 and 1994, and the results of its operations and its cash flows for the year ended October31, 1995 and for the period April14, 1994 (Inception) through October 31, 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP

Jericho, New York
November 28, 1995 except for Note 14, which is as of August 28, 1996

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                                                              OCTOBER 31,
                                                                      ----------------------------  SEPTEMBER 30,
                                                                          1995           1994           1996
                                                                      -------------  -------------  -------------
                                                                                                     (UNAUDITED)
ASSETS
Current assets
  Cash..............................................................  $     296,733  $     255,232  $   1,825,096
  Accounts receivable, net of allowance for doubtful accounts of
    $78,915 and $56,202 at October 31, 1995 and 1994, respectively,
    and $52,311 at September 30, 1996...............................      1,935,541      2,015,029      1,964,232
  Inventories.......................................................      2,721,548      1,907,504      2,694,534
  Prepaid expenses and other........................................         74,405         58,954        180,117
  Income tax receivable.............................................         90,800                      --
  Deferred income taxes.............................................         94,948         67,651        114,000
                                                                      -------------  -------------  -------------
      Total current assets..........................................      5,213,975      4,304,370      6,777,979

Property, plant and equipment, net..................................      1,338,666      1,404,554      1,209,190
Deferred financing costs, net of accumulated amortization of
  $266,612 and $92,185 at October 31, 1995 and 1994, respectively,
  and $428,400 at September 30, 1996................................        563,105        739,987        401,317
Goodwill, net of accumulated amortization of $1,270,078 and $448,078 at October 31, 1995 and 1994, respectively, and $2,018,079 at
  September 30, 1996................................................     10,969,906     11,791,906     10,221,905
Deferred income taxes...............................................         15,429         18,091         15,429
                                                                      -------------  -------------  -------------
      Total assets..................................................  $  18,101,081  $  18,258,908     18,625,820
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable and accrued expenses.............................  $   1,702,670  $   1,572,188  $   1,699,573
  Accrued interest..................................................         99,443        108,621        145,000
  Current portion of long-term debt.................................      1,425,000      1,650,000      1,550,000
  Income taxes payable..............................................                       177,587        635,538
                                                                      -------------  -------------  -------------
      Total current liabilities.....................................      3,227,113      3,508,396      4,030,111

Long-term debt......................................................      8,639,423      9,950,632      6,477,027
Warrants............................................................        641,500        379,710      1,752,000
Deferred compensation...............................................        207,433         56,831        284,156
                                                                      -------------  -------------  -------------
      Total liabilities.............................................     12,715,469     13,895,569     12,543,294

Stockholders' equity
  Series A Preferred Stock, $.01 par value, 32,000 shares
    authorized, 31,945 shares issued and outstanding................      3,927,700      3,194,475      5,173,560
  Series B Preferred Stock, $.01 par value, 6,500 shares authorized,
    6,255 shares issued and outstanding.............................        769,101        625,525      1,013,058
  Common stock, $.01 par value, 1,600,000 shares authorized, 41,175
    shares issued and outstanding...................................            412            412            412
  Paid in capital...................................................        179,588        179,588        179,588
  Retained earnings (deficit).......................................        508,811        363,339       (284,092)
                                                                      -------------  -------------  -------------
      Total stockholders' equity....................................      5,385,612      4,363,339      6,082,526
                                                                      -------------  -------------  -------------
Commitments and contingencies
      Total liabilities and stockholders' equity....................  $  18,101,081  $  18,258,908  $  18,625,820
                                                                      -------------  -------------  -------------
                                                                      -------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

        CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS (DEFICIT)

                                                                    FOR THE PERIOD
                                                                    FROM APRIL 14,
                                                                         1994
                                                                      (INCEPTION)      11 MONTH       11 MONTH
                                                      YEAR ENDED        THROUGH      PERIOD ENDED   PERIOD ENDED
                                                      OCTOBER 31,     OCTOBER 31,    SEPTEMBER 30,  SEPTEMBER 30,
                                                         1995            1994            1996           1995
                                                     -------------  ---------------  -------------  -------------
                                                                                      (UNAUDITED)    (UNAUDITED)

Net sales..........................................  $  25,788,864   $  12,172,916   $  25,984,254  $  23,532,386
Cost of goods sold.................................     18,652,559       9,029,333      18,590,000     17,096,783
                                                     -------------  ---------------  -------------  -------------
    Gross profit...................................      7,136,305       3,143,583       7,394,254      6,435,603

Selling, general and administrative expenses.......      2,313,310       1,114,145       1,874,548      2,124,061
Interest expense...................................      1,314,618         732,187       1,077,649      1,230,677
Accretion of warrants to fair market value.........        261,790        --             1,110,208        262,000
Amortization of intangible assets..................        996,600         531,550         891,000        894,762
Depreciation and amortization of property, plant
  and equipment....................................        240,232         121,891         234,934        220,000
Management fees....................................        100,000          54,165          90,000         91,667
                                                     -------------  ---------------  -------------  -------------
    Total other expenses...........................      5,226,550       2,553,938       5,278,339      4,823,167
                                                     -------------  ---------------  -------------  -------------
    Income before provision for income taxes.......      1,909,755         589,645       2,115,915      1,612,436

Provision for income taxes.........................        887,482         226,306       1,419,000        831,000
                                                     -------------  ---------------  -------------  -------------
    Net income.....................................      1,022,273         363,339         696,915        781,436

Retained earning, beginning of period..............        363,339        --               508,811        363,339
Accretion of excess of redemption value of
  preferred stock over fair value at issuance
  date.............................................       (876,801)       --            (1,489,818)      (876,801)
                                                     -------------  ---------------  -------------  -------------
Retained earnings (deficit), end of period.........  $     508,811   $     363,339   $    (284,092) $     267,974
                                                     -------------  ---------------  -------------  -------------
                                                     -------------  ---------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   FOR THE PERIOD
                                                                   FROM APRIL 14,
                                                                        1994          11 MONTH       11 MONTH
                                                      YEAR ENDED     (INCEPTION)    PERIOD ENDED   PERIOD ENDED
                                                      OCTOBER 31,  THROUGH OCTOBER  SEPTEMBER 30,  SEPTEMBER 30,
                                                         1995         31, 1994          1996           1995
                                                      -----------  ---------------  -------------  -------------
                                                                                     (UNAUDITED)    (UNAUDITED)
Cash flows from operating activities
Net income..........................................   $1,022,273   $     363,339    $   696,915    $   781,436
  Adjustments to reconcile net income to net cash
     provided by operating activities
      Depreciation and amortization.................   1,236,832          661,420      1,146,996      1,013,052
      Loss on sale of property, plant and
        equipment...................................      14,780         --              --             --
      Increase in warrant value.....................     261,790         --            1,110,500        262,000
      Deferred compensation.........................     150,602           56,831         76,723        150,602
      Allowance for doubtful accounts...............      22,713           20,336        (26,604)        54,459
      Deferred income taxes.........................     (24,635)         (85,742)       (19,052)       --
  Changes in operating assets and liabilities
      Accounts receivable...........................      56,775           (7,699)        (2,087)      (111,459)
      Inventories...................................    (814,044)         216,176         27,014       (685,391)
      Prepaid expenses and other....................     (15,451)          25,858       (105,712)        23,000
      Accounts payable..............................     130,482          292,248          3,097       (540,000)
      Accrued interest..............................      (9,178)         108,621         45,557        402,000
      Income taxes payable..........................    (268,387)        --              626,807         41,336
                                                      -----------  ---------------  -------------  -------------
          Net cash provided by operating
            activities..............................   1,764,522        1,651,388      3,580,154      1,391,035
                                                      -----------  ---------------  -------------  -------------
Cash flows from investing activities
  Capital expenditures..............................    (186,842)         (24,996)      (103,524)      (147,000)
  Cash paid for acquisition, net of cash acquired...                  (17,252,596)       --             --
                                                      -----------  ---------------  -------------  -------------
          Net cash used in investing activities.....    (186,842)     (17,277,592)      (103,524)      (147,000)
                                                      -----------  ---------------  -------------  -------------
Cash flows from financing activities
  Repayment of long-term debt.......................  (3,720,628)      (3,559,446)    (1,948,267)    (1,746,000)
  Proceeds from borrowing...........................   2,184,419        2,152,786        --             --
  Proceeds from acquisition debt financing..........                   13,349,596        --             --
  Proceeds from sale of preferred and common
     stock..........................................                    4,000,000        --             --
  Purchase of interest rate cap.....................                      (61,500)       --             --
                                                      -----------  ---------------  -------------  -------------
          Net cash (used in) provided by financing
            activities..............................  (1,536,209)      15,881,436     (1,948,267)    (1,746,000)
                                                      -----------  ---------------  -------------  -------------
  Net increase (decrease) in cash...................      41,501          255,232      1,528,363       (501,965)
  Cash at beginning of period.......................     255,232                0        296,733        255,232
                                                      -----------  ---------------  -------------  -------------
  Cash at end of period.............................   $ 296,733    $     255,232    $ 1,825,096    $  (246,733)
                                                      -----------  ---------------  -------------  -------------
                                                      -----------  ---------------  -------------  -------------
  Supplemental disclosure of cash flow information:
  Interest paid.....................................   $1,476,076   $     602,786    $ 1,077,649    $ 1,230,677
                                                      -----------  ---------------  -------------  -------------
                                                      -----------  ---------------  -------------  -------------
  Income taxes paid.................................   $1,179,270   $     134,461    $   794,806    $ 1,826,213
                                                      -----------  ---------------  -------------  -------------
                                                      -----------  ---------------  -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BACKGROUND

    Arcon Holdings Corp. and its wholly-owned subsidiary, Arcon Coating Mills, Inc. ("Arcon Coating Mills" or the "Subsidiary"), (collectively the "Company") is a leading producer of tapes and edge covering materials which are used to bind, reinforce, protect and decorate office and school supply products as well as checkbooks and hard and soft cover books. The Company maintains operating facilities in Oceanside, New York, and Springfield, Ohio.

    The Company was incorporated on March 17, 1994 for the purpose of acquiring Arcon Coating Mills, Inc. As discussed in Note 2, Arcon Coating Mills, Inc. was acquired by Arcon Acquisition Corp. (a wholly-owned subsidiary of the Company) on April 14, 1994 and, accordingly, the results of operations and cash flows of the Subsidiary for the period ended October 31, 1994 are presented from the date of acquisition. Concurrent with the acquisition, Arcon Acquisition Corp. was merged into Arcon Coating Mills, Inc.

    USE OF ESTIMATES

    The accompanying financial statements were prepared in conformity with generally accepted accounting principles which require management to make estimates, and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated.

    INVENTORIES

    Inventories are reported at the lower of cost or market value, with cost determined using the first-in, first-out (FIFO) method.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost and are depreciated using the straight-line method over estimated useful lives of assets as follows: automobiles - 5 years; furniture and fixtures - 7 years; machinery and equipment -7 years; and buildings - 15 years. Leasehold improvements are amortized over the shorter of the life of the improvement or the lease term.

    INTANGIBLE ASSETS

    Deferred financing costs arising from the acquisition debt are charged to operations as additional interest expense, using the straight-line method, over the life of the underlying indebtedness. Goodwill arising from the acquisition described in Note 2 is being amortized over 15 years on a straight-line basis.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) INCOME TAXES

    Income taxes have been provided for in conformity with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). This statement requires recognition of deferred income taxes utilizing a liability based approach.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of the Company's financial instruments is believed to approximate their carrying amounts.

    UNAUDITED INTERIM FINANCIAL INFORMATION

    The consolidated balance sheet at September 30, 1996, the consolidated statement of income and retained earnings (deficit) and the consolidated statement of the cash flows for the eleven-month interim periods ended September 30, 1996 and September 30, 1995 have been prepared by the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the interim financial information, have been made. The results of operations of interim periods are not necessarily indicative of the operating results of a full year or of future years.

2. ACQUISITION

    On April 14, 1994 (the "acquisition date"), 100% of Arcon Coating Mill's common stock was purchased by Arcon Acquisition Corp. a wholly-owned subsidiary of the Company, for a purchase price of $17,349,000. The purchase price, including acquisition costs, was allocated to the net assets of the Company in accordance with Opinion No. 16 of the Accounting Principles Board. The purchase price exceeded the fair value of the net assets acquired of $4,340,799 by $13,008,201 (as adjusted) and, accordingly, goodwill and certain intangible assets were recorded as of the acquisition date.

    The acquisition was accounted for as a purchase and, therefore, the results of operations of Arcon Coating Mills are included in the consolidated financial statements for periods subsequent to the date of acquisition.

3. INVENTORIES

    Net inventories consist of the following at:

                                                                                 OCTOBER 31
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1995          1994          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)
Raw materials..........................................................  $  1,477,689  $    929,993   $ 1,308,145
Work-in-process........................................................     1,108,664       910,936     1,231,711
Finished goods.........................................................       135,195        66,575       154,678
                                                                         ------------  ------------  -------------
                                                                            2,721,548     1,907,504     2,694,534
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consists of the following at:

                                                                                 OCTOBER 31
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1995          1994          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)
Land and building......................................................  $    115,932  $    115,932   $   117,433
Machinery and equipment................................................     1,219,415     1,102,823     1,323,209
Leasehold improvements.................................................       158,690       157,790       163,348
Automobiles............................................................       118,292        85,750       113,526
Furniture and fixtures.................................................        78,977        63,416        78,977
                                                                         ------------  ------------  -------------
                                                                         $  1,691,306  $  1,525,711   $ 1,796,493
    Less--Accumulated depreciation and amortization....................       352,640       121,157       587,303
                                                                         ------------  ------------  -------------
                                                                         $  1,338,666  $  1,404,554   $ 1,209,190
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

5. DEBT

    Long-term debt consists of the following at:

                                                                                 OCTOBER 31
                                                                         --------------------------  SEPTEMBER 30,
                                                                             1995          1994          1996
                                                                         ------------  ------------  -------------
                                                                                                      (UNAUDITED)
Term loan A............................................................  $  6,350,000  $  7,500,000   $ 5,312,500
Term loan B............................................................     2,680,527     2,641,155     2,714,527
Revolving line of credit...............................................     1,033,896     1,459,477         2,245
                                                                         ------------  ------------  -------------
                                                                           10,064,423    11,600,632     8,029,272
    Less--Current portion..............................................     1,425,000     1,650,000     1,550,000
                                                                         ------------  ------------  -------------
                                                                         $  8,639,423  $  9,950,632   $ 6,479,272
                                                                         ------------  ------------  -------------
                                                                         ------------  ------------  -------------

    TERM LOAN A

    The term loan A principal is due and payable on the last day in January, April, July and October of each year through January 31, 2000. The quarterly payments are $387,500 through October 31, 1999 with a final payment of $275,000 on January 31, 2000. The note bears interest at the higher of the prime rate or the Federal funds effective rate, plus 2%. Such rate was 10.75% and 10.25% at October 31, 1995 and September 30, 1996, respectively. Interest is payable on the first day of each month.

    TERM LOAN B

    The term loan B principal is due and payable in the amount of $750,000 on July 31, 2000, October 31, 2000, January 31, 2001 and April 30, 2001,
respectively. Interest accrues at a fixed rate of 11.5% and is payable on the first day of each month. During the fiscal year ended October 31, 1995 and the period ended September 30, 1996, the note has been recorded net of unamortized discount of $319,473 and $286,473, respectively, which is being amortized over the life of the indebtedness.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

5. DEBT (CONTINUED)
    REVOLVING LINE OF CREDIT

    Concurrent with the acquisition, the Company entered into a revolving credit agreement which expires on April 30, 2001. Based upon management's intention to continually refinance outstanding borrowings under this long-term agreement, the outstanding amount has been classified as a non-current liability. The maximum amount that can be borrowed under this agreement is the lesser of $3,000,000 or 85% of eligible accounts receivable plus 50% of eligible inventory. Such eligible amounts were greater than $3,000,000 at October 31, 1995. The line bears interest at the higher of the prime rate or the Federal funds effective rate, plus 2%, payable on the first day of each month. In addition, the Company pays commitment fees of .5% on the average daily unused balance. The unused balance under the revolving credit agreement was approximately $2.0 million and $3.0 million at October 31, 1995 and September 30, 1996, respectively.

    Borrowings under the revolving credit agreement are collateralized by accounts receivable and inventory. The term notes are collateralized by substantially all assets of the Company.

    The loan agreements contain certain affirmative and negative covenants which include requirements that the Company maintain certain financial ratios and that excess cash flows from operating and other activities, as defined in the agreements, be remitted to the lender. The term loan A balances at October 31, 1995 reflect the acceleration of $500,000 of debt payments made during the year related to such excess cash flows.

    The Company has reduced its exposure to changes in the cost of its variable rate borrowings through the use of a base rate cap agreement. This instrument provides, for a three year period beginning in July 1994, a 10% ceiling on the base interest rate used to calculate interest payments on the first $4.5 million of the Company's term loan A. At October 31, 1995, $32,464, net of accumulated amortization of $29,036, was recorded in deferred financing costs. At September 30, 1996, $13,676, net of accumulated amortization of $47,824, was recorded in deferred financing costs.

    The following is a schedule of aggregate annual principal payments for each of the fiscal years ending October 31:

1996........................................................  $1,425,000
1997........................................................   1,550,000
1998........................................................   1,550,000
1999........................................................   1,550,000
2000........................................................   1,775,000
2001 and thereafter.........................................   2,533,896
                                                              ----------
                                                              10,383,896
Less--Unamortized discount..................................    (319,473)
                                                              ----------
                                                              $10,064,423
                                                              ----------
                                                              ----------

6. INCOME TAXES

    The Company accounts for income taxes under the requirements of SFAS 109. SFAS 109 utilizes an asset and liability approach to measuring income tax expense. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future consequences of temporary

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

6. INCOME TAXES (CONTINUED)
differences between the financial statement carrying amounts and the tax basis of certain assets and liabilities.

    Deferred tax assets (liabilities) are comprised of the following at October 31:

                                                                                                1995       1994
                                                                                             ----------  ---------
Deferred tax assets
  Inventory reserves.......................................................................  $   38,154  $  27,808
  Accounts receivable allowances...........................................................      30,477     21,705
  Inventory uniform capitalization adjustment..............................................      24,755     10,427
  Accruals and deferred compensation.......................................................      81,632     30,443
                                                                                             ----------  ---------
    Gross deferred tax asset...............................................................  $  175,018  $  90,383
Deferred tax liabilities
  Fixed asset book basis in excess of tax basis............................................  $  (64,641) $  (4,641)
                                                                                             ----------  ---------
    Net deferred tax asset.................................................................  $  110,377  $  85,742
                                                                                             ----------  ---------
                                                                                             ----------  ---------

    The provision (benefit) for income taxes consists of the following:

                                                                                           FOR THE ELEVEN MONTH
                                                                   FOR THE YEAR ENDED    PERIOD ENDING SEPTEMBER
                                                                      OCTOBER 31,                  30,
                                                                 ----------------------  ------------------------
                                                                    1995        1994         1996         1995
                                                                 ----------  ----------  ------------  ----------
                                                                                               (UNAUDITED)
Current
  Federal......................................................  $  744,751  $  255,488  $  1,269,903  $  694,730
  State........................................................     167,366      56,560       172,557      93,722
                                                                 ----------  ----------  ------------  ----------
                                                                    912,117     312,048     1,442,460     788,452
                                                                 ----------  ----------  ------------  ----------
Deferred:
  Federal......................................................     (21,669)    (70,070)      (21,142)     37,458
  State........................................................      (2,936)    (15,672)       (2,318)      5,090
                                                                 ----------  ----------  ------------  ----------
                                                                    (24,635)    (85,742)      (23,460)     42,548
                                                                 ----------  ----------  ------------  ----------
                                                                 $  887,482  $  226,306  $  1,419,000  $  831,000
                                                                 ----------  ----------  ------------  ----------
                                                                 ----------  ----------  ------------  ----------

    The provision for income taxes differs from the amount of income tax determined by applying the U.S. statutory Federal income tax rate to pretax income principally as a result of state income taxes and the increase in the warrant value which is not deductible for income tax purposes.

7. STOCKHOLDERS' EQUITY

    At the time of the formation of the Company and the acquisition of Arcon Coating Mills, the Company sold 31,945, 6,255 and 41,175 shares of Series A Preferred Stock, Series B Preferred Stock and Series A Common Stock, respectively, for $3,194,475, $625,525 and $180,000, respectively.

    Both the Series A Preferred Stock, which is non-voting, and the Series B Preferred Stock, which has voting rights, are mandatorily redeemable on April 30, 2001. Such redemption may also occur at the option of the stockholders beginning on October 31, 2000. The redemption price will be determined on the

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

7. STOCKHOLDERS' EQUITY (CONTINUED)
redemption date based on a multiple of adjusted earnings during the Company's preceding fiscal year, and as further adjusted based on the Company's cash and debt balances as of the end of the preceding fiscal year.


    The excess of the estimated redemption value over the carrying value of the preferred stock is being accreted by periodic charges to retained earnings through October 31, 2000. During the fiscal year ended October 31, 1995 and the period ended September 30, 1996, the carrying value of the Series A and Series B Preferred Stock was increased by $876,801 and $1,489,818, respectively.


    Holders of both series of preferred stock receive preferential treatment in the case of the dissolution of the Company, with stock to be purchased by the Company at $100 per share. In addition, no dividends will be paid to the holders of common stock without the affirmative vote of the holders of the Series B Preferred Stock. No provision for mandatory dividends exists.

    The Series B Preferred Stock is convertible into common stock, at the option of the holder, at a rate of approximately 23 shares of common stock for each share of preferred stock submitted for conversion. The holders of Series A Preferred stock may convert their shares to common stock upon the occurrence of a "conversion event" including the transfer or sale of substantially all of the assets or shares of the Company to an unrelated party.

    The Company adopted a stock option plan (the "Stock Option Plan") in 1994 which provides that the Company may grant, to certain key employees, Incentive Stock Options or Non-qualified Stock Options at the discretion of the Board of Directors. The Stock Option Plan provides that the aggregate number of shares of common stock issuable pursuant to these options may not exceed 111,000 shares. These options, which are exercisable during the period beginning one year from the date at the grant and ending ten years from the grant date, are exercisable at a price to be determined by the Board of Directors of the Company.

    Pursuant to the Stock Option Plan, in April 1994, the Company granted non-qualified stock options to two employees to purchase an aggregate of 72,223 shares of common stock at $.44 per share. Of this amount, 20% of the options vest at the date of grant, 20% vest upon the subsequent three anniversaries of the grant date and 20% vests on October 31, 1997. Deferred compensation expense of $150,602, $56,831 and $76,723 was recorded for the year ended October 31, 1995 and the period ended October 31, 1994 and the period ended September 30, 1996, respectively, based upon the difference between the exercise price and the fair market value of the common stock at the date of grant and the number of options vested as of each balance sheet date.

    The conversion rate, dissolution amounts and the number of shares reserved for the Stock Option Plan are subject to change in the event of a stock split, stock dividend or other such dilutive occurrence.

8. WARRANTS

    Concurrent with the acquisition, the Company and Arcon Holdings Corp., entered into a warrant agreement with the Company's lender whereby the lender could purchase up to 8 1/2% of the outstanding stock of Arcon Holdings Corp. for $.01 per share (par value). The warrant expires on April 14, 2004. For a five year period commencing on April 14, 1999 the lender may also require the Company to purchase the warrant described above at its fair market value on the date of the put. The estimated fair value of the warrant was $641,500 and $379,710 at October 31, 1995 and 1994, respectively and $1,752,000 at September 30, 1996.

                      ARCON HOLDINGS CORP. AND SUBSIDIARY

9. RELATED PARTY TRANSACTIONS

    The Company paid management fees of $100,000 and $54,165 for the year ended October 31, 1995 and the period ended October 31, 1994, respectively, and $90,000 for the period ended September 30, 1996 for services provided by a major shareholder of Arcon Holdings Corp.

10. PROFIT SHARING PLAN

    During 1995, the Company made contributions to the Arcon Profit Sharing Benefit Plan. This plan, which is a defined contribution plan, covers all employees, over the age of 20 1/2, who have completed at least six months of service. The costs of the plan are funded currently. Total expenses charged to operations were $254,150 and $110,908 at October 31, 1995 and 1994, respectively, and $129,421 at September 30, 1996.

11. LEASE COMMITMENTS

    The Company leases an office and manufacturing facility located in Oceanside, New York. The lease expires in fiscal 1998 and is renewable thereafter. Total rent expense under this lease was $243,664 and $131,316 for the year ended October 31, 1995 and the period ended October 31, 1994, respectively, and $228,051 for the period ended September 30, 1996.

    Minimum annual rentals under all of the Company's operating leases for each of the years ending October 31, are as follows:

1996...........................................................  $ 247,725
1997...........................................................    253,411
1998...........................................................    147,823

12. COMMITMENTS AND CONTINGENCIES

    The Company's principal raw material, Tyvek-Registered Trademark-, is proprietary to a single vendor. Tyvek-Registered Trademark- purchases represented approximately 53%, 50% and 60% of total raw material purchases of the Company for the year ended October 31, 1995, the period ended October 31, 1994 and the period ended September 30, 1996, respectively.

13. MAJOR CUSTOMER

    The Company had sales to one customer which represented approximately 20% and 23% of total sales for the year ended October 31, 1995 and the period ended September 30, 1996, respectively. At October 31, 1995 and September 30, 1996, this customer represented 12% and 12%, respectively, of the total outstanding accounts receivable.

14. SUBSEQUENT EVENT

    Pursuant to a Stock Purchase Agreement dated as of August 28, 1996, Specialty Paperboard, Inc. has agreed to purchase all of the issued and outstanding capital stock of the Company.

ITEM 7--FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


    (b) Pro Forma Financial Information


                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

    The following Unaudited Pro Forma Combined Consolidated Statements of Income give effect to the Transactions as if they had occurred on January 1, 1995. The unaudited pro forma financial data are based on the historical consolidated financial statements of SPI, CPG and Arcon and the assumptions and adjustments described in the accompanying notes. The Unaudited Pro Forma Combined Consolidated Statements of Income do not (a) purport to represent what the Company's results of operations actually would have been if the Transactions had occurred as of the date indicated or what such results will be for any future periods or (b) give effect to certain non-recurring charges expected to result from the Transactions.

    The following Unaudited Pro Forma Combined Consolidated Balance Sheet as of September 30, 1996 was prepared as if the Transactions had occurred on such date. The Unaudited Pro Forma Combined Consolidated Balance Sheet reflects the preliminary allocation of the purchase prices for the Acquisitions to the Company's tangible and intangible assets and liabilities. The final allocation of such purchase prices, and the resulting amortization expense in the accompanying Unaudited Pro Forma Combined Statements of Income, will differ from the preliminary estimates due to the final allocation being based on: (a) actual closing date amounts of assets and liabilities, and (b) actual values of property, plant and equipment and any identifiable intangible assets.

    The unaudited pro forma financial data are based upon assumptions that SPI believes are reasonable and should be read in conjunction with the consolidated financial statements of SPI and the accompanying notes thereto, the consolidated financial statements of CPG and the accompanying notes thereto and the consolidated financial statements of Arcon and the accompanying notes thereto included elsewhere in this Prospectus.

    Although Arcon's fiscal year ends October 31, the historical information of Arcon in the pro forma statements of income is presented for the twelve months ended December 31, 1995 and the nine months ended September 30, 1996 and 1995.

            UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1996
                             (DOLLARS IN THOUSANDS)

                                                      ASSETS

                                                                     OFFERING        ACQUISITIONS        COMPANY
                                           HISTORICAL               ADJUSTMENTS      ADJUSTMENTS        PRO FORMA
                               -----------------------------------  -----------  --------------------  -----------

                                   SPI          CPG        ARCON                    CPG       ARCON
                               -----------  -----------  ---------               ---------  ---------
CURRENT ASSETS:
  Cash.......................   $   3,174    $       3   $   1,825   $  73,053(a) $ (45,124 (d) $ (26,048 (f)  $   6,883
  Accounts receivable........      11,278       11,030       1,964          --          --         --      24,272
  Cogen receivable...........       1,512           --          --          --          --         --       1,512
  Inventories................      16,402        8,317       2,695          --       1,415(e)        --     28,829
  Deferred taxes.............          --          716         114          --          --       (114 (g)        716
  Other......................       1,016          307         180          --          --         --       1,503
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total current assets.....      33,382       20,373       6,778      73,053     (43,709)   (26,162)     63,715
  Property, plant and
    equipment, net...........      36,030       19,444       1,209          --      36,940(e)        --     93,623
  Organizational and
    financing costs..........       1,988          303         401       1,808(b)        --        --       4,500
  Other long-term assets.....         487          976          --          --          --         --       1,463
  Goodwill...................          --           --      10,222          --       7,916(e)    19,856(g)     37,994
  Deferred income taxes......       4,128          135          16          --          --         --       4,279
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total assets.............   $  76,015    $  41,231   $  18,626   $  74,861   $   1,147  $  (6,306)  $ 205,574
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of
    long-term debt...........   $      --    $   1,750   $   1,550   $  (3,300)(a) $      -- $      --  $      --
  Accounts payable...........       7,155        4,520       1,699          --          --         --      13,374
  Accrued liabilities........       8,175        5,396       1,065      (1,191)(c)       450(e)     1,529(g)     15,424
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total current
      liabilities............      15,330       11,666       4,314      (4,491)        450      1,529      28,798
LONG-TERM LIABILITIES:
  Senior Notes...............          --           --          --     100,000(a)        --        --     100,000
  Long-term debt.............       1,845       10,540       6,477     (18,862)(a)        --        --         --
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total long-term debt.....       1,845       10,540       6,477      81,138          --                100,000
  Deferred gain..............      13,033           --          --          --          --         --      13,033
  Deferred income taxes......          --           --          --          --      15,342(e)        --     15,342
  Warrant                              --           --       1,752          --          --     (1,752 (h)         --
  Other long-term liabilities          --        4,380          --          --          --         --       4,380
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total long-term
      liabilities                  14,878       14,920       8,229      81,138      15,342     (1,752)    132,755
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
STOCKHOLDERS' EQUITY:
  Common stock...............           4            5           1          --          (5 (h)        (1 (h)          4
  Preferred stock............          --           --       6,187          --          --     (6,187 (h)         --
  Additional paid in
    capital..................      44,733        4,565         179          --      (4,565 (h)      (179 (h)     44,733
  Unearned compensation......         (26)          --          --          --          --         --         (26)
  Retained earnings
    (deficit)................       1,096       10,140        (284)     (1,786)(c)   (10,140 (h)       284(h)       (690)
  Minimum pension
    adjustment...............          --          (65)         --          --          65(h)        --         --
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total stockholders'
      equity.................      45,807       14,645       6,083      (1,786)    (14,645)    (6,083)     44,021
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
    Total liabilities and
      stockholders' equity...   $  76,015    $  41,231   $  18,626   $  74,861   $   1,147  $  (6,306)  $ 205,574
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------
                               -----------  -----------  ---------  -----------  ---------  ---------  -----------


                             See accompanying notes

        NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Balance Sheet reflects the Transactions as if they had occurred as of September 30, 1996 as follows:

    (a) Reflects the issuance of the Notes and application of proceeds therefrom:

Issuance of the Notes.............................................  $ 100,000
Expenses for issuance of the Notes................................     (4,500)
Retirement of current maturities of long-term debt................     (3,300)
Retirement of long-term debt......................................    (18,862)
Elimination of debt discount......................................       (285)
                                                                    ---------
                                                                    $  73,053
                                                                    ---------
                                                                    ---------

    (b) Reflects the following:

Financing costs related to the Offering.............................  $   4,500
Write off of financing costs and expenses relating to debt to be
  retired...........................................................     (2,692)
                                                                      ---------
                                                                      $   1,808
                                                                      ---------
                                                                      ---------

    (c) Reflects the following:

Elimination of debt discount relating to debt to be retired........  $    (285)
Write off of financing costs and expenses relating to debt to be
  retired..........................................................     (2,692)
Tax benefit from above adjustments.................................      1,191
                                                                     ---------
                                                                     $  (1,786)
                                                                     ---------
                                                                     ---------

    (d) Represents the following cash payments related to the CPG Acquisition:

Purchase price--CPG Acquisition...................................  $ (53,000)
Net purchase price adjustment.....................................     (4,164)
Less debt outstanding.............................................     12,290
                                                                    ---------
Payment to sellers................................................    (44,874)
Acquisition expenses..............................................       (250)
                                                                    ---------
                                                                    $ (45,124)
                                                                    ---------
                                                                    ---------

    (e) The CPG Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of CPG based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill.

Payment to sellers -- CPG Acquisition..............................  $  44,874
Acquisition expenses...............................................        250
Book value of net assets acquired..................................    (14,645)
                                                                     ---------
Increase in basis..................................................  $  30,479
                                                                     ---------
                                                                     ---------
Allocation of increase in basis:
Increase in inventory value to convert LIFO to fair value..........  $   1,415
Increase in fair value of property, plant and equipment, net.......     36,940
Increase in Goodwill...............................................      7,916
Accrual for Acquisition-related severance costs to be incurred at
  CPG..............................................................       (450)
Increase in deferred tax liabilities--long-term....................    (15,342)
                                                                     ---------
                                                                     $  30,479
                                                                     ---------
                                                                     ---------

    (f) Represents the following cash payments related to the Arcon Acquisition:


Purchase price--Arcon Acquisition.................................  $ (32,000)
Less debt outstanding.............................................      8,027
Plus cash accounts to sellers.....................................     (1,825)
                                                                    ---------
Payment to sellers for shares, options and warrant................    (25,798)
Acquisition expenses..............................................       (250)
                                                                    ---------
                                                                    $ (26,048)
                                                                    ---------
                                                                    ---------


    (g) The Arcon Acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The purchase price is being allocated first to the tangible and identifiable intangible assets and liabilities of Arcon based upon preliminary estimates of their fair market values, with the remainder allocated to goodwill.


Payment to sellers for shares, options and warrant--Arcon
  Acquisition......................................................  $  23,973
Acquisition expenses...............................................        250
Book value of net assets acquired..................................     (6,010)
                                                                     ---------
Increase in basis..................................................  $  18,213
                                                                     ---------
                                                                     ---------
Allocation of increase in basis:
Increase in goodwill...............................................  $  19,856
Decrease in deferred compensation..................................        284
Accrual for acquisition-related severance and relocation costs to
  be incurred at Arcon.............................................     (1,813)
Decrease in deferred tax asset--current............................       (114)
                                                                     ---------
                                                                     $  18,213
                                                                     ---------
                                                                     ---------


    (h) Reflects the elimination of CPG and Arcon equity balances and warrant pursuant to purchase accounting.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                          YEAR ENDED DECEMBER 31, 1995

                             (DOLLARS IN THOUSANDS)


                                                                                     TOTAL      PRO FORMA     COMPANY
                                                           HISTORICAL              HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                ---------------------------------  ----------  -----------  -----------
                                                   SPI         CPG       ARCON
                                                ----------  ---------  ----------
Net sales.....................................  $  117,516  $  95,795  $   26,153  $  239,464   $      --    $ 239,464
Cost of product sold..........................     100,106     84,419      19,135     203,660        (700)(a)    202,960
                                                ----------  ---------  ----------  ----------  -----------  -----------
  Gross profit................................      17,410     11,376       7,018      35,804         700       36,504
General and administrative....................       8,397      5,310       3,401      17,108      (3,097)(b)     14,011
                                                ----------  ---------  ----------  ----------  -----------  -----------
  Income from operations......................       9,013      6,066       3,617      18,696       3,797       22,493
Other (income) expenses, net..................      (1,198)        --          --      (1,198)         --       (1,198)
Loss on sale of assets........................       8,302         --          --       8,302          --        8,302
Cogeneration income...........................      (6,512)        --          --      (6,512)         --       (6,512)
Interest expense..............................         892      1,345       1,793       4,030       5,795(c)      9,825
                                                ----------  ---------  ----------  ----------  -----------  -----------
  Income before income taxes..................       7,529      4,721       1,824      14,074      (1,998)      12,076
Income tax provision (benefit)................        (424)     1,842         956       2,374      (1,014)(d)      1,360
                                                ----------  ---------  ----------  ----------  -----------  -----------
Net income....................................  $    7,953  $   2,879  $      868  $   11,700   $    (984)   $  10,716
                                                ----------  ---------  ----------  ----------  -----------  -----------
                                                ----------  ---------  ----------  ----------  -----------  -----------
Other Data:
  EBITDA (e)..................................                                     $   23,885                $  29,454
  Depreciation and amortization (f)...........                                          5,189                    6,961
  Capital expenditures........................                                          9,445                    9,445

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Statement of Income for the year ended December 31, 1995 reflects the Transactions as if they had occurred on January 1, 1995 as follows:


      (a)  Reflects the following:
                 Conversion of CPG inventory from LIFO to fair value......................  $  (1,272)
                 Additional depreciation expense on increased property basis due to
                   purchase accounting adjustment.........................................      1,847
                 Reduction in headcount and operational expenses due to integration of
                   Arcon..................................................................     (1,275)
                                                                                            ---------
                                                                                            $    (700)
                                                                                            ---------
                                                                                            ---------
      (b)  Reflects the following:
                 Reversal of amortization of intangible assets............................  $    (987)
                 Reversal of management fees..............................................       (100)
                 Amortization of goodwill acquired........................................        950
                 Reversal of deferred compensation expense................................       (135)
                 Reduction in headcount and operational expense due to integration of
                   CPG and Arcon..........................................................     (2,825)
                                                                                            ---------
                                                                                            $  (3,097)
                                                                                            ---------
                                                                                            ---------
      (c)  Reflects the following:
                 Interest costs on the Notes..............................................  $   9,375
                 Reversal of interest expense.............................................     (3,247)
                 Reversal of warrant accretion............................................       (500)
                 Reversal of amortization of financing costs relating to debt to be
                   retired................................................................       (283)
                 Amortization of financing costs relating to the issuance of the Notes....        450
                                                                                            ---------
                                                                                            $   5,795
                                                                                            ---------
                                                                                            ---------


(d) Reflects the net additional income tax provision (benefit) as a result of the above adjustments, except the goodwill amortization adjustment, at an effective tax rate of 40%.

(e) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(f) Depreciation and amortization includes only those items included in income from operations and excludes $(995) and $(995) of amortization included in other (income) expense and $283 and $450 of amortization included in interest expense in the total historical and pro forma results, respectively.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                             (DOLLARS IN THOUSANDS)


                                                                                     TOTAL      PRO FORMA
                                                            HISTORICAL             HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                  -------------------------------  ----------  -----------  -----------
                                                     SPI        CPG       ARCON
                                                  ---------  ---------  ---------
Net sales.......................................  $  91,557  $  72,395  $  19,444  $  183,396   $      --    $ 183,396
Cost of product sold............................     78,601     63,674     14,274     156,549        (711)(a)    155,838
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Gross profit..................................     12,956      8,721      5,170      26,847         711       27,558
General and administrative......................      6,189      4,064      2,570      12,823      (2,290)(b)     10,533
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income from operations........................      6,767      4,657      2,600      14,024       3,001       17,025
Other (income) expenses, net....................       (782)    --         --            (782)                    (782)
Loss on sale of assets..........................      8,159     --         --           8,159                    8,159
Cogeneration income.............................     (6,512)    --         --          (6,512)                  (6,512)
Interest expense................................        811      1,037      1,238       3,086       4,284(c)      7,370
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income before income taxes....................      5,091      3,620      1,362      10,073      (1,283)       8,790
Income tax provisions (benefit).................     (1,364)     1,376        707         719        (612)(d)        107
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Net income......................................  $   6,455  $   2,244  $     655  $    9,354   $    (671)   $   8,683
                                                  ---------  ---------  ---------  ----------  -----------  -----------
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Other Data:
  EBITDA (e)....................................                                   $   17,959                $  22,298
  Depreciation and amortization (f).............                                        3,935                    5,273
  Capital expenditures..........................                                        5,303                    5,303

     NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Statement of Income for the nine months ended September 30, 1995 reflects the Transactions as if they had occurred on January 1, 1995 as follows:


      (a)  Reflects the following:
                 Conversion of CPG inventory from LIFO to fair value......................  $  (1,140)
                 Additional depreciation expense on increased property basis due to
                   purchase accounting adjustment.........................................      1,385
                 Reduction in headcount and operational expenses due to integration of
                   Arcon..................................................................       (956)
                                                                                            ---------
                                                                                            $    (711)
                                                                                            ---------
                                                                                            ---------
      (b)  Reflects the following:
                 Reversal of amortization of intangible assets............................  $    (732)
                 Reversal of management fees..............................................        (75)
                 Amortization of goodwill acquired........................................        712
                 Reversal of deferred compensation expense................................        (76)
                 Reduction in headcount and operational expenses due to integration of CPG
                   and Arcon..............................................................     (2,119)
                                                                                            ---------
                                                                                            $  (2,290)
                                                                                            ---------
                                                                                            ---------
      (c)  Reflects the following:
                 Interest costs on the Notes..............................................  $   7,031
                 Reversal of interest expense.............................................     (2,610)
                 Reversal of warrant accretion............................................       (262)
                 Reversal of amortization of financing costs relating to debt to be
                   retired................................................................       (213)
                 Amortization of financing costs relating to the issuance of the Notes....        338
                                                                                            ---------
                                                                                            $   4,284
                                                                                            ---------
                                                                                            ---------


(d) Reflects the net additional income tax provision (benefit) as a result of the above adjustments, except the goodwill amortization adjustment, at an effective tax rate of 40%.

(e) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(f) Depreciation and amortization includes only those items included in income from operations and excludes $(646) and $(646) of amortization included in other (income) expense and $213 and $338 of amortization included in interest expense in the total historical and pro forma results, respectively.

         UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF INCOME

                      NINE MONTHS ENDED SEPTEMBER 30, 1996

                             (DOLLARS IN THOUSANDS)


                                                                                     TOTAL      PRO FORMA
                                                            HISTORICAL             HISTORICAL  ADJUSTMENTS   PRO FORMA
                                                  -------------------------------  ----------  -----------  -----------
                                                     SPI        CPG       ARCON
                                                  ---------  ---------  ---------
Net sales.......................................  $  77,734  $  69,719  $  21,533  $  168,986   $  --        $ 168,986
Cost of product sold............................     64,105     58,469     15,541     138,115       1,497(a)    139,612
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Gross profit..................................     13,629     11,250      5,992      30,871      (1,497)      29,374
General and administrative......................      6,316      4,330      2,324      12,970      (2,258)(b)     10,712
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income from operations........................      7,313      6,920      3,668      17,901         761       18,662
Other (income) expenses, net....................       (991)    --         --            (991)                    (991)
Interest expense................................        310        797      1,717       2,824       4,546(c)      7,370
                                                  ---------  ---------  ---------  ----------  -----------  -----------
  Income before income taxes....................      7,994      6,123      1,951      16,068      (3,785)      12,283
Income tax provision (benefit)..................      3,037      2,449      1,226       6,712      (1,964)(d)      4,748
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Net income......................................  $   4,957  $   3,674  $     725  $    9,356   $  (1,821)   $   7,535
                                                  ---------  ---------  ---------  ----------  -----------  -----------
                                                  ---------  ---------  ---------  ----------  -----------  -----------
Other Data:
  EBITDA (e)....................................                                   $   21,972                $  24,074
  Depreciation and amortization (f).............                                        4,071                    5,412
  Capital expenditures..........................                                        6,825                    6,825

    NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENTS OF INCOME

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Combined Consolidated Statement of Income for the nine months ended September 30, 1996 reflects the Transactions as if they had occurred on January 1, 1996 as follows:


      (a)  Reflects the following:
           Conversion of CPG inventory from LIFO to fair value............................  $   1,068
           Additional depreciation expense on increased property basis due to purchase
           accounting adjustment..........................................................      1,385
           Reduction in headcount and operational expense due to integration of Arcon.....       (956)
                                                                                            ---------
                                                                                            $   1,497
                                                                                            ---------
                                                                                            ---------
      (b)  Reflects the following:
                 Reversal of amortization of intangible assets............................  $    (729)
                 Reversal of management fees..............................................        (74)
                 Amortization of goodwill acquired........................................        712
                 Reversal of deferred compensation expense................................        (48)
                 Reduction in headcount and operational expenses due to integration of CPG
                   and Arcon..............................................................     (2,119)
                                                                                            ---------
                                                                                            $  (2,258)
                                                                                            ---------
                                                                                            ---------
      (c)  Reflects the following:
                 Interest costs on the Notes..............................................  $   7,031
                 Reversal of interest expense.............................................     (1,500)
                 Reversal of warrant accretion............................................     (1,110)
                 Reversal of amortization of financing cost relating to debt to be
                   retired................................................................       (213)
                 Amortization of financing costs relating to the issuance of the Notes....        338
                                                                                            ---------
                                                                                            $   4,546
                                                                                            ---------
                                                                                            ---------


(d) Reflects the net additional income tax provision (benefit) as a result of the above adjustments, except the goodwill amortization adjustment, at an effective tax rate of 40%.

(e) EBITDA is defined as income from operations plus depreciation and amortization to the extent such depreciation and amortization are included in the calculation of income from operations. EBITDA is provided because it is a measure of an issuer's ability to service its indebtedness commonly used by certain investors. EBITDA is not a measurement of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or to cash flow as a measure of liquidity.

(f) Depreciation and amortization includes only those items included in income from operations and excludes $(677) and $(677) of amortization included in other (income) expense and $213 and $338 of amortization included in interest expense, in the total historical and pro forma results, respectively.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SPECIALTY PAPERBOARD, INC.

                                By:              /s/ BRUCE P. MOORE
                                     -----------------------------------------
                                                   Bruce P. Moore
                                                 VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER


Date January 13, 1997